Exhibit 10.2

EXECUTION VERSION

Published CUSIP Number:

$250,000,000

SENIOR REVOLVING CREDIT FACILITY AGREEMENT

dated as of March 29, 2007

J.B. HUNT TRANSPORT, INC.,
as Borrower,

J.B. HUNT TRANSPORT SERVICES, INC.,
as Parent,

with

VARIOUS COMMERCIAL BANKING INSTITUTIONS
as the Banks,

SUNTRUST BANK

LASALLE BANK NATIONAL ASSOCIATION

DEUTSCHE BANK AG NEW YORK BRANCH

and

THE BANK OF TOKYO-MITSUBISHI, LTD.,

as Co-Syndication Agents,

and

BANK OF AMERICA, N.A.,
as Administrative Agent

Arranged by:

BANC OF AMERICA SECURITIES LLC,
as Sole Lead Arranger and Book Manager

i

(continued)

(continued)

(continued)

(continued)

SCHEDULES

SCHEDULE 1(a)	—	Banks’ Commitments
SCHEDULE 1(b)	—	Banks’ Addresses
SCHEDULE 2	—	Environmental Matters
SCHEDULE 3	—	Litigation and Contingent Liabilities
SCHEDULE 4	—	Liens
SCHEDULE 5	—	Subsidiaries
SCHEDULE 6	—	Pricing Matrix

EXHIBITS

Exhibit A	—	Note
Exhibit B	—	Extension of Credit Request
Exhibit C	—	Parent Guaranty
Exhibit D-1	—	Officer’s Certificate-Borrower
Exhibit D-2	—	Officer’s Certificate-Parent
Exhibit E	—	Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., counsel for the Borrower and the Parent
Exhibit F	—	Compliance Certificate
Exhibit G	—	Assignment and Assumption

v

SENIOR REVOLVING CREDIT FACILITY AGREEMENT

THIS SENIOR REVOLVING CREDIT FACILITY AGREEMENT dated as of March 29, 2007 (including the Exhibits and Schedules hereto, this “Agreement”) is by and among J.B. HUNT TRANSPORT, INC., a Georgia corporation (the “Borrower”), J.B. HUNT TRANSPORT SERVICES, INC., an Arkansas corporation (the “Parent”), the banks and other financial institutions whose signatures appear on the signature pages hereof or which hereafter become parties hereto (collectively the “Banks” and individually a “Bank”), SUNTRUST BANK, LASALLE BANK NATIONAL ASSOCIATION, DEUTSCHE BANK AG NEW YORK BRANCH and THE BANK OF TOKYO-MITSUBISHI, LTD., as Co-Syndication Agents (collectively the “Co-Syndication Agents”), and BANK OF AMERICA, N.A. (“Bank of America”), a national banking association, as administrative agent for the Banks hereunder (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, the Borrower has requested the Banks to make loans to the Borrower and the Banks have agreed to extend a revolving credit facility to the Borrower upon the terms and conditions in this Agreement.

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending legally to be bound hereby, do agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

1.1           Definitions.  As used in this Agreement, unless the context requires a different meaning, the following terms (whether or not underscored) have the meanings indicated:

“Administrative Agent” has the meaning assigned to that term in the introduction hereto.

“Affected Bank” means a Bank that notifies the Administrative Agent under Section 6.2(b) or Section 6.3 that it is so affected.

“Affiliate” of any Person means (a) any other Person who, directly or indirectly, controls or is controlled by or is under common control with such other Person or (b) in the case of the Parent, the Borrower or any of their respective Subsidiaries, any Person who is a director or officer of such Person or of any Person described in the foregoing clause (a).  For purposes of this definition, “control” (and with correlative meaning “controlled” and “under common control”) of a Person shall mean (i) the power, direct or indirect, (A) to vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of such Person or (B) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, or (ii) the ownership, direct or indirect, of ten percent (10%) or more of any class of Voting Stock of such Person (if such class of Voting Stock is publicly held).

“Agent-Related Persons” means Bank of America and any successor agent arising under Section 13.2, together with their respective Affiliates (including, in the case of Bank of America,

the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Outstanding Loans” means, as at any date of determination thereof, the aggregate principal amount of all outstanding Committed Loans hereunder.

“Agreement” has the meaning assigned to that term in the introduction hereto.

“Applicable Law” with respect to any Person or matter means any law, rule, regulation, judgment, order, decree or other requirement having the force of law relating to such Person or matter and, where applicable, any interpretation thereof by any Governmental Authority having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

“Arranger” means Banc of America Securities LLC.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit G.

“Bank Obligations” means all obligations of any Loan Party to the Administrative Agent or the Banks, or any of them, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, or now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Parent Guaranty or any other Loan Document.

“Bank of America” has the meaning assigned to that term in the introduction hereto.

“Banks” and “Bank” have the respective meanings assigned to those terms in the introduction hereto.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means any Committed Loan that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” means, at any time, the then applicable Base Rate Margin, determined as set forth in the Pricing Matrix.

“Borrower” has the meaning assigned to that term in the introduction hereto.

“Borrowing” means a borrowing by the Borrower from the Banks pursuant to Section 2.1.

“Borrowing Date” means the date on which a Borrowing is, or is to be, consummated, as the context requires.

“Business Day” means (a) in the case of a Business Day which relates to a Eurodollar Rate Loan, a day on which the requirements of clause (c) of this definition are met, and, in addition, dealings are carried on in the interbank eurodollar market and banks are open for business in London, (b) in the case of Base Rate Loans, a day on which the requirements of clause (c) of this definition are met and, in addition, banks are open for business in New York, and (c) in the case of a Business Day which relates to fees and for any other purpose under this Agreement, a day on which the Administrative Agent is open at its address specified on Schedule 1(b) or pursuant to the provisions of Section 14.4 for the purpose of conducting commercial banking business.

“Capital Lease” means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that shall have been or should be recorded as a capitalized lease in accordance with GAAP.

“Cash Flow” means, for any period, an amount equal to the sum of the following for such period: (a) Net Income of the Parent and its Subsidiaries plus (b) Interest Expense plus (c) taxes on income of the Parent and its Subsidiaries plus (d) depreciation and amortization expense of the Parent and its Subsidiaries plus (e) Rentals.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, (42 U.S.C. §9601 et seq.).

“Change of Control Event” means the earliest to occur of (a) the date of a public announcement that a Person or group of affiliated or associated Persons other than the current Persons who own 50% or more of the Voting Stock of the Parent (an “Acquiring Person”) has acquired, or has obtained the right to acquire, legal or beneficial ownership of 50% or more of the Voting Stock of the Parent, (b) the date an Acquiring Person acquires all or substantially all of the assets of the Parent (for purposes hereof, the term “Acquiring Person” shall not include the Parent, any of its Subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Parent or any of its Subsidiaries) and (c) the date on which a majority of the board of directors of the Borrower shall consist of Persons other than Continuing Directors (for purposes of this definition, “Continuing Director” means any member of the board of directors of the Parent on the date hereof and any other member of the board of directors of the Parent who shall be nominated or elected to succeed a Continuing Director by at least a majority of the Continuing Directors who are then members of the board of directors of the Parent).

“Code” means the Internal Revenue Code of 1986.

“Commitment”, when used with reference to any Bank at the time any determination thereof is to be made, means the amount of such Bank’s commitment hereunder to make a Loan, which, subject to Section 12.2, shall be the amount set forth opposite the name of such Bank on Schedule 1(a), as amended from time to time (or in an Assignment and Assumption), reduced by the amount of any permanent reduction(s) in such amount pursuant to this Agreement.

“Commitment Termination Date” means the earlier of (i) the later of (a) March 29, 2012 and (b) if the commitments are extended pursuant to Section 2.8, such extension of commitments as determined pursuant to such Section, and (ii) the date on which the Total Commitment shall be terminated pursuant to Section 4.1 or Section 12.2; provided, however, that, in each case, if such date is not a Business Day, the Commitment Termination Date shall be the next preceding Business Day.

“Committed Loans” has the meaning assigned to that term in Section 2.1.

“Compliance Certificate” means a compliance certificate, substantially in the form of Exhibit F, duly completed.

“Debt to Cash Flow Ratio” means the ratio, expressed as a percentage, of (a) Indebtedness of the Parent and its Subsidiaries to (b) Cash Flow for the four Fiscal Quarters ended on the measurement date.

“Default” means an Event of Default or an Unmatured Event of Default.

“Default Rate” has the meaning assigned to that term in Section 3.3.

“Disposition” has the meaning assigned to that term in Section 9.9(b).

“Dollars” and “$” mean lawful money of the United States of America.

“Effective Date” means March 29, 2007.

“Eligible Assignee” has the meaning assigned to that term in Section 14.10.

“Environmental Laws” means all statutes and ordinances of the United States and of each jurisdiction in which property of the Parent, the Borrower or any of their Subsidiaries is located and the jurisdictions in which the Parent, the Borrower or any of their Subsidiaries do business relating to the protection of human health or the environment, including CERCLA and RCRA, and all laws governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Materials, and the regulations adopted and publications promulgated pursuant thereto.

“Environmental Requirements” means all applicable present and future Environmental Laws and all rules, regulations, orders, decrees, permits, licenses, concessions, franchises, or other restrictions or requirements of any Governmental Authority relating to the protection of human health or the environment and all applicable judicial, regulatory, or administrative decrees, judgments, or orders relating to the protection of human health or the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Eurodollar Margin” means, at any time, the then applicable Eurodollar Margin, determined as set forth in the Pricing Matrix.

“Eurodollar Office” with respect to any Bank means the office, branch or affiliate of such Bank designated on Schedule 1(b) or such other office(s), branch(es) or affiliate(s) of such Bank (as designated from time to time by written notice from such Bank to the Borrower and the Administrative Agent) which shall be making or maintaining the Eurodollar Rate Loans of such Bank hereunder.

“Eurodollar Rate” means for any Loan Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Loan Period, for Dollar deposits (for delivery on the first day of such Loan Period) with a term equivalent to such Loan Period.  If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Loan Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Loan Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Loan Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Loan Period.

“Eurodollar Rate (Adjusted)” means, with respect to a particular Loan Period for any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate (Adjusted)	=	Eurodollar Rate 1-Eurodollar Reserve Percentage

“Eurodollar Rate Loan” means any Committed Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Adjusted).

“Eurodollar Reserve Percentage” means, for any day during any Loan Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Bank, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning assigned to that term in Section 12.1.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Taxes” has the meaning assigned to that term in the definition of the term “Taxes.”

“Exemption Agreement” has the meaning assigned to that term in Section 5.3(b).

“Exemption Representation” has the meaning assigned to that term in Section 5.3(c).

“Existing Revolving Credit Agreement” shall mean the Senior Revolving Credit Facility Agreement dated as of April 27, 2005 by and among the Parent, the various financial institutions that are party thereto and Bank of America, as administrative agent.

“Extension of Credit” means the making of a Loan.

“Extension of Credit Request” means a notice of (a) a Borrowing, (b) a conversion of Committed Loans from one Type of Loan to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.3, which, if in writing, shall be substantially in the form of Exhibit B.

“Facility Fee” means, at any time, the then applicable Facility Fee, determined as set forth in the Pricing Matrix.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means that certain letter agreement dated March 1, 2007 between the Borrower and the Administrative Agent, relating to the payment of fees to the Administrative Agent.

“First Anniversary” means the first anniversary of the Effective Date.

“Fiscal Quarter” means each fiscal quarter of the Parent and its Subsidiaries.

“Fiscal Year” means each fiscal year of the Parent and its Subsidiaries.

“Fixed Charge Coverage Ratio” means for each Fiscal Quarter the ratio of (a) Net Income for the four Fiscal Quarters then ended, after adding back, but only to the extent previously deducted in determining Net Income and without duplication, the sum for the four Fiscal Quarters then ended of (i) taxes on income of the Parent and its Subsidiaries, plus (ii) Interest Expense, plus (iii) Rentals, divided by (b) the sum for the four Fiscal Quarters then ended of (y) Interest Expense plus (z) Rentals.

“FRB” means the Board of Governors of the Federal Reserve System.

“Fund” has the meaning assigned to that term in Section 14.10.

“GAAP” means generally accepted accounting principles as in effect from time to time (except as otherwise provided in Section 1.2(a)) as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and such other Persons who, shall be approved by a significant segment of the accounting profession and concurred in by the independent certified public accountants certifying any audited financial statements of the Borrower.

“Governmental Authority” means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over the Borrower or any Subsidiary, or any of its or their business, operations or properties.

“Granting Bank” has the meaning assigned to that term in Section 14.10.

“Guaranty” of a Person means any guaranty, assumption, endorsement, or contingent agreement to purchase or provide funds for the payment of, or otherwise become liable upon, the obligation of any other Person, or any agreement to maintain the net worth or working capital or other financial condition of any other Person or any other assurance to any creditor of any other Person against loss, including any comfort letter, operating agreement, take-or-pay contract, or the contingent liability of such Person in connection with any application for a letter of credit, excepting from the foregoing contingent liabilities the amount of such Person’s obligations with respect to bonds, deposits, standby letters of credit or other evidences of contingent obligations given to governmental entities in compliance with local and state requirements that have not been drawn or called upon.

“Hazardous Materials” means materials defined as “hazardous substances,” “hazardous waste” or “hazardous constituents” or any similar term in (a) CERCLA, (b) RCRA or (c) any other Environmental Requirements.

“Highest Lawful Rate” has the meaning assigned to that term in Section 3.8(b).

“Impermissible Qualification” means, relative to any opinion by the Parent’s independent public accountants as to any financial statement of the Parent or any of its Subsidiaries, any qualification or exception to such opinion:

(a)           which is of a “going concern” or a similar nature;

(b)           which relates to the limited scope of examination of matters relevant to such financial statement (other than scope limitations included in the standard form of opinion utilized by such accountants);

(c)           which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Parent to be in default of any of its obligations under Section 9.2 through Section 9.7; or

(d)           with respect to the absence of any material misstatement in such financial statements.

“Indebtedness” with respect to any Person means, without duplication, (a) all indebtedness for borrowed money of such Person or for the deferred purchase price of property acquired by, or for services rendered to (other than trade payables), such Person, (b) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to any property acquired by such Person, (c) the present value determined in accordance with GAAP of all obligations of such Person under Capital Leases, (d) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any Lien upon or in any property owned by such Person whether or not such Person has assumed or become liable for the payment of such indebtedness for borrowed money, (e) any asserted withdrawal liability of such Person or a commonly controlled entity to a Multiemployer Plan, (f) all amounts of indebtedness which (x) represent recourse liabilities of such Person with respect to Securitized Receivables Transactions and which, (y) in accordance with GAAP, would be included on a balance sheet of such Person in respect of any Securitized Receivables Transactions if such facility were characterized as Indebtedness secured by Receivables rather than as a sale of assets, (g) all Guaranties by such Person, and (h) the present value of the minimum aggregate operating lease payments, determined on a consolidated basis in accordance with GAAP, payable by such Person pursuant to Long-Term Leases, discounted at 8%.

“Indemnified Liabilities” shall have the meaning assigned to that term in Section 14.6.

“Indemnitee” shall have the meaning assigned to that term in Section 14.6.

“Intangible Assets” of any Person means all licenses, franchises, patents, patent applications, trademarks, program rights, goodwill and research and development expense or other like intangibles shown on a balance sheet of such Person, as determined in accordance with GAAP.

“Interest Expense” means, without duplication, for any period, the sum of (a) aggregate interest expense of the Parent and its Subsidiaries for such period, as determined in accordance with GAAP and in any event including, without duplication, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptances and net costs under interest rate protection agreements and the portion of any obligation under Capital Leases allocable to interest expense; plus (b) aggregate interest expense of the Parent and its Subsidiaries capitalized during such period; plus (c) Receivables Charges of the Parent and its Subsidiaries for such period under any Securitized Receivables Transaction.

“Internal Control Event” means, with respect to the Parent or any Subsidiary, a determination by management of the Parent or by the Parent’s Public Accountants (i) that a material weakness in internal controls over financial reporting, as described in PCAOB Auditing Standard No. 2, exists in the Parent’s or any of its Subsidiaries’ internal control over financial reporting, or (ii) a member of the senior management of the Parent or any of its Subsidiaries’ has committed an act of fraud of any magnitude.

“Investment” of any Person means any loan, advance, extension of credit, or capital contribution to, investment in, purchase or acquisition of any stock, notes, debt, obligations or securities of, or any other interest in, any Person.

“Lien” as applied to the property of any Person means (a) any mortgage, pledge, lien, security interest, charge, encumbrance, or preference, priority or other security interest of any kind or nature whatsoever, including the retained security title of a conditional vendor or lessor, including Capital Leases and the interest of a purchaser of accounts receivable; and (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.

“Loan Documents” means, collectively, this Agreement, the Notes, the Fee Letter and the Parent Guaranty.

“Loan Party” means the Borrower or the Parent.

“Loan Period” means, with respect to any Committed Loan, the period from the Borrowing Date for such Committed Loan and ending (a) on the Commitment Termination Date, in the case of a Base Rate Loan, and (b) one, two, three or six months (and if offered by all Banks, nine or twelve months) thereafter, in the case of a Eurodollar Rate Loan, as the Borrower shall specify in the related notice of Borrowing and Extension of Credit Request pursuant to Section 2.3; provided, however, that:

(i)            if the Borrower does not specify any Loan Period for any Eurodollar Rate Loan in the related notice of Borrowing and Extension of Credit Request pursuant to Section 2.3, such Loan Period shall be the period starting on the Borrowing Date for such Eurodollar Rate Loan and ending one month thereafter;

(ii)           if a Loan Period for any Eurodollar Rate Loan would otherwise end on a day which is not a Business Day, such Loan Period shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Loan Period shall end on the next preceding Business Day);

(iii)          no Loan Period may end later than the Commitment Termination Date, and if a Loan Period determined under clause (i) above, or otherwise, would end after the Commitment Termination Date, such Loan Period shall end on the Commitment Termination Date; and

(iv)          in the case of a Loan Period for a Eurodollar Rate Loan, if there exists no day numerically corresponding to the Borrowing Date for such Loan in the month in which the last day of such Loan Period would otherwise fall, such Loan Period shall end on the last Business Day of such month.

“Loans” and “Loan” respectively mean (a) all loans made by the Banks or a single Bank (as the context requires) to the Borrower pursuant to Article II, and (b) a single such loan made by any Bank.

“Long-Term Lease” means any lease (other than any Capital Lease) of real property or Revenue-Generating Equipment having an original term (including any required renewals or any renewals at the option of lessor) of one year or more.

“Majority Banks” at the time any determination thereof is to be made and for any specific purpose means Banks having Percentages aggregating more than 50% of the Percentages of all Banks.

“Materially Adverse Effect” means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) and after taking into account uncontested insurance coverage and effective uncontested indemnifications with respect to such occurrence, a materially adverse effect (a) on a consolidated basis for the Parent and its Subsidiaries or the Borrower and its Subsidiaries, as applicable, in accordance with GAAP, on the consolidated condition (financial or otherwise), business, assets, liabilities (actual or contingent), operations, properties or prospects of the Parent and its Subsidiaries or the Borrower and its Subsidiaries, as applicable; (b) on the ability of any Loan Party to perform any of its payment or other material obligations under this Agreement or any other Loan Document; or (c) upon the legality, validity, binding effect or enforceability against the Borrower or the Parent of any Loan Document.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized debt rating agency, or, if neither Moody’s Investor Service, Inc.  nor any such successor shall be in the business of rating senior unsecured long-term debt, a nationally recognized debt rating agency headquartered in the United States of America jointly selected by the Administrative Agent and the Borrower; provided that if the Administrative Agent and the Borrower fail to agree upon any such selection within five (5) Business Days after notice by the Administrative Agent to the Borrower requesting its agreement with such a selection, such selection shall be made by the Administrative Agent.

“Multiemployer Plan” means any “multiemployer plan” (as that term is defined under Section 3(37) of ERISA) under which the Borrower, the Parent or any Related Person has contributed or with respect to which the Borrower, the Parent or such Related Person may have any liability.

“Net Income” means, for any period, (a) the gross revenues of the Parent and its Subsidiaries for such period; reduced by (b) the sum (without duplication) of the following items for such period (to the extent, except in the case of clause (i), included in such gross revenues):

(i)            operating and non-operating expenses of the Parent and its Subsidiaries according to GAAP (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings included in such gross revenues and current additions to reserves but excluding the lower of cost or market inventory write-downs and write-ups of current assets);

(ii)           all material gains (net of expense and taxes applicable thereto) arising from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), other than gains or losses arising from sales in the ordinary course of business of revenue equipment;

(iii)          all gains arising from the write-up of assets (other than the write-up of current assets as a result of the lower of cost or market adjustments to inventory);

(iv)          all gains arising from the reacquisition of Indebtedness;

(v)           all equity of the Parent or any Subsidiary in the unremitted earnings of any Person in which the Borrower has a minority interest;

(vi)          all earnings of each Person acquired by the Parent or any Subsidiary through purchase of substantially all assets, merger, consolidation or otherwise for any period prior to the date of acquisition;

(vii)         all deferred credits representing the excess of equity in any Subsidiary at the date of acquisition thereof over the cost of the investment in such Subsidiary;

(viii)        any portion of net earnings of any Subsidiary which for any reason is unavailable for the payment of dividends to the Parent or any other Subsidiary; and

(ix)           the aggregate amount of dividends paid by all Subsidiaries to the Parent or to any Subsidiary during such period.

“Net Worth” means at any time the sum of capital stock, additional paid-in capital and retained earnings (minus accumulated deficits) of the Parent and its Subsidiaries as determined in accordance with GAAP.

“Notes” and “Note” respectively mean (a) the promissory notes of the Borrower, substantially in the form of Exhibit A, duly completed, respectively evidencing Committed Loans made to the Borrower by the Banks, and (b) a single such promissory note.

“Notice Date” has the meaning assigned to that term in Section 6.1(c).

“Officer’s Certificate” means a certificate in the form of Exhibit D-1 or D-2 (appropriately completed), signed by the President, Vice President, Treasurer, Secretary or an Assistant Secretary of a Loan Party authorized to certify as to the matters therein set forth.

“Parent” has the meaning assigned to that term in the introduction hereto.

“Parent Guaranty” means that Guaranty substantially in the form of Exhibit C executed by the Parent in favor of the Banks, and delivered to the Administrative Agent.

“Participant” has the meaning assigned to that term in Section 14.10.

“PBGC” means the Pension Benefit Guaranty Corporation created by Section 4002(a) of ERISA or any successor thereto.

“Percentage” when used with reference to any Bank at the time any determination thereof is to be made means a fraction, expressed as a percentage, the numerator of which shall be the amount of such Bank’s Commitment then in effect and the denominator of which shall be the Total Commitment then in effect; provided that if the respective Commitments of the Banks, and the Total Commitment, have then been terminated, the numerator of such fraction shall be the principal amount of the Aggregate Outstanding Loans then owing to such Bank and the denominator of such fraction shall be the principal amount of the Aggregate Outstanding Loans then owing to all of the Banks.

“Permits” has the meaning assigned to such term in Section 8.7.

“Permitted Investments” means any one or more of the following:

(a)            Investments, loans and advances by the Borrower, the Parent and their Subsidiaries in and to Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Subsidiary and loans and advances by a wholly-owned Subsidiary to the Borrower or the Parent;

(b)            Investments, maturing in twelve months or less from the date of acquisition, in direct obligations of the United States of America, or any agency thereof;

(c)            Investments in corporate debt obligations, maturing within twelve months or less from the date of acquisition, which (i) are issued by (x) any of the Banks or (y) corporations having substantially all of their assets located in the United States, and (ii) at the time of acquisition, are accorded a rating of A, or better, by S&P or A, or better, by Moody’s (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such agencies is then in the business of rating long-term corporate debt obligations);

(d)            Investments in commercial paper which (i) is issued by (x) any of the Banks or (y) by corporations having substantially all of their assets located in the United States, (ii) matures in 270 days or less from the date of acquisition and, (iii) at the time of acquisition, is accorded a rating of A-1, or better, by S&P or P-1, or better, by Moody’s (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such agencies is then in the business of rating commercial paper);

(e)            Investments in certificates of deposit, maturing within twelve months or less from the date of acquisition, (i) which are issued by (x) any of the Banks or (y) by other commercial banks located in the United States having capital, surplus and undivided profits aggregating more than $500,000,000, and (ii) the issuer of which, at the time of acquisition, is accorded a rating of A, or better, by S&P or A, or better, by Moody’s (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such agencies is then in the business of rating long-term unsecured corporate debt obligations) with respect to its outstanding unsecured long-term indebtedness;

(f)             Investments in marketable obligations, maturing within twelve months or less from the date of acquisition, of any state, territory or possession of the United States of America or any political subdivision of any of the foregoing, or the District of

Columbia, which are, at the time of acquisition, accorded a rating of AA, or better, by S&P or Aa, or better, by Moody’s (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such agencies is then in the business of rating municipal obligations);

(g)            Investments in Receivables arising in the ordinary course of business of the Borrower, the Parent and their Subsidiaries;

(h)            Investments in Transplace, Inc. existing on the Effective Date;

(i)             Investments in a Special Purpose Subsidiary in connection with a Permitted Securitization Receivables Transaction;

(j)             other Investments (in addition to those permitted by the foregoing clauses (a) through (i)), provided that the aggregate amount of all such other Investments (calculated at the original book value or principal amount of such Investments, without regard to gain or loss, reduced only by the amount, if any, of cash distribution and principal repayments received with respect to such Investments), plus all Guaranties (without dulplication for multiple Guaranties of the same obligation) at any time held or made by the Borrower, the Parent and their Subsidiaries (other than the Parent Guaranty) shall not at any time exceed an amount equal to ten percent (10%) of Net Worth; and

(k)            Investments in the following types of  auction rate securities that bear a rating of “A” or higher by a nationally recognized credit rating agency: (a) auction rate preferred stocks eligible for the dividend received deduction (commonly called D.R.D. preferreds) for corporate holders and such security is issued by a domestic or foreign corporation, (b) auction rate preferred stocks issued by U.S. municipalities and the dividends paid on which are not taxable by the U.S. Federal government or state governments (commonly called tax-exempt preferreds) for the holder of the security, (c) auction rate preferred stocks issued by corporations based in the United Kingdom and whose income received is subject to the “US — UK Treaty on Double Taxation” (commonly called UK Preferreds) for the United States—based holder of the security, and (d) auction rate preferred debt and equity securities issued by domestic and foreign corporations and the dividends paid on which are fully taxable by both the U.S. Federal and state governments (commonly called taxable preferreds) for the holder of the security.

“Permitted Liens” of the Borrower, the Parent and their Subsidiaries means:

(a)           Liens for taxes, assessments, or governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings, so long as reserves have been established to the extent required by GAAP;

(b)           other Liens incidental to the conduct of their business or the ownership of their property and assets (such as common carrier’s Liens, producer’s Liens, mechanic’s Liens, and other similar statutory and non-consensual Liens) which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of their property or assets or materially impair the use thereof in the operation of their business;

(c)           any Lien (i) existing on any property of any corporation at the time it becomes a Subsidiary or existing prior to the time of acquisition upon any property acquired by the Borrower, the Parent or any of their Subsidiaries through purchase, merger or consolidation or otherwise, whether or not assumed by the Borrower, the Parent or such Subsidiary, or (ii) placed upon property at the time of its acquisition by the Borrower, the Parent or any of their Subsidiaries to secure a portion of the purchase price thereof; provided in the case of clauses (i) and (ii) that any such Lien shall not encumber any other property of the Borrower, the Parent or such Subsidiary;

(d)           Liens on any property or assets of the Borrower, the Parent or any of their Subsidiaries existing on the date hereof as set forth on Schedule 4 and Liens, if any, which are the subject of a Securitized Receivables Transaction but only with respect to the Receivables sold;

(e)           any Lien renewing, extending or replacing any Lien permitted by clause (d) above, provided that the principal amount secured and then outstanding is not increased, the Lien is not extended to other property and the Indebtedness secured thereby is permitted hereunder;

(f)            deposits, bonding arrangements and Liens to secure the performance of (or to secure obligations in respect of letters of credit posted to secure the performance of) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)           any attachment or judgment Lien which is being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; and

(h)           Liens (not otherwise prohibited by this Agreement) on any property or assets of the Borrower or any Subsidiary acquired in each case after the Effective Date to secure Indebtedness under Capital Leases or Indebtedness incurred at the time of acquisition of any property to finance a portion of the purchase price thereof; provided that such Lien attaches only to such property.

“Permitted Securitized Receivables Transaction” means any Securitized Receivables Transaction to the extent that the aggregate investment or claims held at any time by all purchasers, assignees, transferees or (or of interests in) receivables and other rights to payment in all Securitized Receivables Transactions would at any time not exceed $300,000,000.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Plan” means any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, under which the Borrower or any Related Person to the Borrower has contributed or with respect to which the Borrower or such Related Person is liable.

“Platform” has the meaning assigned to that term in Section 8.1.

“Pricing Matrix” means the Pricing Matrix as set forth on Schedule 6.

“Pro Rata Distribution Event” has the meaning assigned to that term in Section 5.4(c).

“Process Agent” means CT Corporation System or any successor thereto.

“Public Accountant” has the meaning assigned to that term in Section 8.1(b)(i).

“Quarterly Payment Date” means the last Business Day of each March, June, September, and December of each year.

“RCRA” means the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq).

“Receivable” of any Person means, as at any date of determination thereof, the unpaid principal portion of the obligation of any customer of such Person to pay money to such Person in respect of any services performed by such Person or inventory purchased from such Person, net of all credits, rebates and offsets owed to such customer by such Person and also net of all commissions payable by such Person to third parties (and for purposes hereof, a credit or rebate paid by check or draft of such Person shall be deemed to be outstanding until such check or draft shall have been debited to the respective account of such Person on which such check or draft was drawn) and all rights, security and guaranties with respect to the foregoing and any collections with respect thereto.

“Receivables Charges” means any charges, fees, interest expense, discounts, or similar items incurred by the Borrower, the Parent or their Subsidiaries in connection with the sale, transfer, or assignment by such Person of Receivables of such Person.

“Recipient” has the meaning assigned to that term in Section 5.3.

“Recipient Taxes” has the meaning assigned to that term in Section 5.3(a).

“Register” shall have the meaning assigned to that term in Section 14.10.

“Regulation D” has the meaning assigned to that term in Section 6.1(a)(i).

“Related Person” with respect to any Person means any other Person which, together with such Person, is under common control as described in Section 414 of the Code.

“Rentals” means the aggregate fixed amounts payable by the Borrower, the Parent and their Subsidiaries under any lease of real property or Revenue-Generating Equipment having an original term (including any required renewals or any renewals at the option of lessor) of one year or more but does not include any amounts payable under any Capital Lease of property by the Borrower, the Parent or any of their Subsidiaries, as lessee.

“Reportable Event” means a “reportable event” described in Section 4043(b) of ERISA.

“Responsible Officer” means the President, the Chief Financial Officer or the Treasurer of the relevant Loan Party.

“Revenue-Generating Equipment” means tractors, trailers, containers or chassis.

“S&P” means Standard and Poor’s Ratings Services or any successor thereto that is a nationally recognized debt rating agency, or, if neither Standard and Poor’s Ratings Services nor any such successor shall be in the business of rating senior unsecured long-term debt, a nationally recognized debt rating agency headquartered in the United States of America jointly selected by the Administrative Agent and the Borrower; provided that if the Administrative Agent and the Borrower fail to agree upon any such selection within five Business Days after notice by the Administrative Agent to the Borrower requesting its agreement with such a selection, such selection shall be made by the Administrative Agent.

“Sale-Leaseback Transaction” means any arrangement whereby the Borrower, the Parent or any of their Subsidiaries shall sell, transfer or otherwise dispose of any of its property which it has owned and occupied (in the case of real property) or owned (in the case of property other than real property), and then or thereafter rent or lease, as lessee, such property or any part thereof (except any such arrangements pursuant to which one or more Subsidiaries shall sell, transfer or otherwise dispose of such property to the Borrower or the Parent and thereafter lease such property from the Borrower or the Parent, respectively).

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Securitized Receivables Transaction” means a sale, transfer, conveyance, lease, or assignment by Borrower, the Parent and their Subsidiaries of Receivables of the Borrower, the Parent or any of their Subsidiaries created after the Effective Date, in connection with any one or more transactions involving the securitization of such Receivables.

“Senior Indebtedness” means, at any time, the Indebtedness of the Borrower, the Parent and their Subsidiaries which is not Subordinated Indebtedness, including any recourse liability of the Borrower or the Parent resulting from a Securitized Receivables Transaction.

“SPC” has the meaning assigned to that term in Section 14.10.

“Special Purpose Subsidiary” means any special purpose entity that is a Subsidiary and that is established for the purposes of purchasing Receivables and financing such Receivables in a Permitted Securitized Receivables Transaction.

“Subordinated Indebtedness” means all unsecured Indebtedness of the Borrower or the Parent which is made subordinate and junior in right of payment to the Bank Obligations of the Borrower or the Parent, as applicable, by the inclusion in the instrument evidencing or creating such Indebtedness or the indenture or other instrument under which such Indebtedness is issued of subordination provisions and terms acceptable to the Administrative Agent and the Majority Banks.

“Subsidiary” means any corporation, partnership, association, limited liability company, or other business entity of which 50% or more of the Voting Stock or other equity interests, as appropriate, is at the time directly or indirectly owned by the Borrower, by the Parent, and one or more other Subsidiaries, or by one or more other Subsidiaries.

“Taxes” with respect to any Person means taxes, assessments and other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets (excluding, in the case of payments made to any Bank or the Administrative Agent, taxes imposed upon its overall net income and franchise taxes imposed upon it by the jurisdiction under the laws of which such Bank or Administrative Agent, as the case may be, is organized or any political subdivision thereof and franchise taxes imposed upon it by the jurisdiction in which such Bank’s or Administrative Agent’s lending office is located or any political subdivision thereof, all such Taxes being “Excluded Taxes”).

“Total Commitment” at the time any determination thereof is to be made means the sum of the then Commitments of the Banks.

“Type of Loan” has the meaning assigned to that term in Section 2.2.

“Unfunded Vested Liability” means, relative to any Plan, including any Multiemployer Plan, at any time, the excess (if any) of (a) the present value of all vested nonforfeitable benefits under such Plan or such Multiemployer Plan, as the case may be, over (b) the fair market value of all Plan assets or Multiemployer Plan assets, as the case may be, allocable to such benefits, all determined as of the then most recent valuation date for such Plan or such Multiemployer Plan, as the case may be, but only to the extent that such excess represents a potential liability of any Loan Party to the PBGC, such Plan or such Multiemployer Plan tinder Title IV of ERISA.

“Unmatured Event of Default” means an event, act or occurrence that, with the giving of notice or the lapse of time (or both), would become an Event of Default.

“US Person” means any citizen, national or resident of the United States, any corporation or other entity created or organized in or under the laws of the United States or any political subdivision thereof or any estate or trust, in each case that is subject to United States Federal income taxation regardless of the source of its income.

“Utilization Fee” has the meaning assigned to that term in Section 5.1(c).

“Voting Stock” shall mean, with respect to any Person, any class of shares of stock or other equity interests of such Person having general voting power under ordinary circumstances to elect a majority of the board of directors or other managing entities, as appropriate, of such Person (irrespective of whether or not at the time stock of any other class or classes or other equity interests of such Person shall have or might have voting power by reason of the happening of any contingency).

“Welfare Plan” means a “welfare plan,” as such term is defined in Section 3(1) of ERISA.

1.2           Interpretation.   In this Agreement and each other Loan Document, unless a clear contrary intention appears:

(a)           accounting terms used but not defined herein shall be construed in accordance with GAAP, and whenever the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for purposes hereof, such determination or computation shall be made in accordance with GAAP; provided that such determinations and computations with respect to financial covenants and ratios hereunder shall be made in accordance with GAAP as applied to statements dated December 31, 2006;

(b)           the singular number includes the plural number and vice versa;

(c)           reference to any Person includes such Person’s successors and assigns unless such successors and assigns are not permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(d)           reference to any gender includes the other gender;

(e)           reference to any agreement (including this Agreement and the Schedules and Exhibits hereto), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and reference to any promissory note includes any promissory note which is an extension or renewal thereof or in substitution or replacement therefor;

(f)            reference to any Applicable Law means such Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

(g)           unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit in this Agreement or any other Loan Document means such Article or Section hereof or of such other Loan Document, as the case may be, or such Schedule or Exhibit hereto or to such other Loan Document, as the case may be;

(h)           “hereunder,”‘ “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement or to such other Loan Document, as the case may be, as a whole and not to any particular Article, Section or other provision hereof or thereof;

(i)            “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(j)            with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.”

ARTICLE II
COMMITTED LOANS

2.1           Commitments.   Each Bank, severally and for itself alone, on the terms and subject to the conditions hereinafter set forth, hereby agrees to make loans (the “Committed Loans”) to the Borrower on a revolving basis from time to time on or after the date hereof and prior to the Commitment Termination Date in an aggregate principal amount at any one time outstanding not to exceed such Bank’s Commitment.   The aggregate principal amount of Committed Loans which the Banks shall be committed to make to the Borrower on any day shall not exceed an amount which, when added (without duplication) to the Aggregate Outstanding Loans on such day (after giving effect to the incurrence or repayment of any outstanding Loans on such day), would exceed the Total Commitment.   Within the foregoing limit, and subject to the terms and conditions hereinafter set forth, the Borrower may borrow pursuant to this Section 2.1, repay pursuant to Section 3.1, prepay pursuant to Section 4.2, Section 6.3(c), or Section 6.6, and reborrow in accordance with this Section 2.1.

2.2           Types of Committed Loans.   Each Committed Loan shall be either a Base Rate Loan or a Eurodollar Rate Loan (each being herein called a “Type of Loan”), as the Borrower shall specify in the related notice of Borrowing pursuant to Section 2.3.

2.3           Borrowing, Conversion and Continuation Procedures with Respect to Committed Loans.

(a)           Each Borrowing, each conversion of Committed Loans from one Type of Loan to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 10:30 a.m., Chicago time (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by the Borrower pursuant to this Section 2.3(a) must be confirmed promptly by delivery to the Administrative Agent of a written Extension of Credit Request, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Extension of Credit Request (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Committed Loans from one Type of Loan to the other, or a continuation of Eurodollar Rate Loans,

(ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Loan Period with respect thereto.  If the Borrower fails to specify a Type of Loan in an Extension of Credit Request or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Loan Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Extension of Credit Request, but fails to specify a Loan Period, it will be deemed to have specified a Loan Period of one month.

(b)           Following receipt of an Extension of Credit Request, the Administrative Agent shall promptly notify each Bank of the amount of its Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Bank of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.  In the case of a Borrowing, each Bank shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon, Chicago time, on the Business Day specified in the applicable Extension of Credit Request.  Upon satisfaction of the applicable conditions set forth in Article XI (and, if such Borrowing is the initial Credit Extension, Article X), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)           Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of a Loan Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Majority Banks.

(d)           The Administrative Agent shall promptly notify the Borrower and the Banks of the interest rate applicable to any Loan Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Banks of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)           After giving effect to all Borrowings, all conversions of Committed Loans from one Type of Loan to the other, and all continuations of Committed Loans as the same Type of Loan, there shall not be more than ten Loan Periods in effect with respect to Committed Loans.

2.4           Availability of Funds.  Unless the Borrower or a Bank, as the case may be, notifies the Administrative Agent by 11:00 a.m., Chicago time, on a date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Bank, the proceeds of a Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Banks, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made.   The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Bank or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available, together with interest thereon, in respect of such day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of repayment by a Bank, the Federal Funds Rate for such day or (ii) in the case of repayment by the Borrower, the applicable interest rate otherwise payable by the Borrower in respect of such Loan.

2.5           Satisfaction of Conditions.  Unless the Administrative Agent shall have been notified by a Bank on or prior to the Borrowing Date of any Loan to be made by such Bank (and before the Administrative Agent has disbursed such Loan in accordance with Section 2.3 hereof) that such Bank has determined that the Borrower has failed to meet the conditions specified in Article X (in the case of the initial Extension of Credit) or Article XI with respect to the relevant Borrowing, the Administrative Agent may rely (unless the Administrative Agent has actual knowledge to the contrary) upon the certification of the Borrower, with respect to the fulfillment of such conditions precedent, contained in the applicable Extension of Credit Request.

2.6           Currency.   All Loans shall be denominated in Dollars.

2.7           Increase in Commitments.

(a)           Request for Increase.  Provided there exists no Default and there has not previously been any reduction of the Total Commitment by the Borrower in accordance with Section 4.1 hereof, upon notice to the Administrative Agent (which shall promptly notify the Banks), the Borrower may from time to time, request an increase in the Total Commitment by an amount (for all such requests) not exceeding $100,000,000; provided that any such request for an increase shall be in a minimum amount of $10,000,000.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Bank is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Banks).

(b)           Bank Elections to Increase.  Each Bank shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment from the Increase Effective Date until the Commitment Termination Date and, if so, whether by an amount equal to, greater than, or less than its Percentage of such requested increase.  Any Bank not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)           Notification by Administrative Agent; Additional Banks.  The Administrative Agent shall notify the Borrower and each Bank of the Banks’ responses to each request made hereunder.  Thereafter, in order to achieve the full amount of a requested increase following each Bank’s determination of whether to increase its Commitment, and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Banks pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d)           Effective Date and Allocations.  If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Banks of the final allocation of such increase and the Increase Effective Date.

(e)           Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Bank) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article VII and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.7, the representations and warranties contained in Section 7.4 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), of Section 8.1, and (B) no Default exists.  The Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 6.4 together with all accrued interest, fees and other amounts owing hereunder with respect to such prepaid amount) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Percentages arising from any nonratable increase in the Commitments under this Section.

(f)            Conflicting Provisions.  This Section shall supersede any provisions in Sections 5.4 or 14.1 to the contrary.

2.8           Extension of Commitment Termination Date.

(a)           Requests for Extension.  The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Banks) not earlier than 45 days and not later than 35 days prior to the First Anniversary, request that each Bank extend such Bank’s Commitment Termination Date for an additional one year from the Commitment Termination Date then in effect (the “Existing Commitment Termination Date”).

(b)           Bank Elections to Extend.  Each Bank, acting in its sole and individual discretion, shall, by notice to the Administrative Agent (with a copy of such notice to the

Borrower) given not later than the date (the “Notice Date”) that is 20 days prior to the First Anniversary, advise the Administrative Agent whether or not such Bank agrees to such extension (and each Bank that determines not to so extend its Commitment Termination Date (a “Non-Extending Bank”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Bank that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Bank.  The election of any Bank to agree to such extension shall not obligate any other Bank to so agree.

(c)           Notification by Administrative Agent.  The Administrative Agent shall notify the Borrower of each Bank’s determination under this Section no later than the date 15 days prior to the First Anniversary (or, if such date is not a Business Day, on the next preceding Business Day).

(d)           Additional Commitment Banks.  The Borrower shall have the right to replace each Non-Extending Bank with, and add as “Banks” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Bank”) as provided in Section 6.6, provided that each of such Additional Commitment Banks shall enter into an Assignment and Assumption pursuant to which such Additional Commitment Bank shall, effective as of the Existing Commitment Termination Date, undertake a Commitment (and, if any such Additional Commitment Bank is already a Bank, its Commitment shall be in addition to such Bank’s Commitment hereunder on such date).

(e)           Minimum Extension Requirement.  If (and only if) the total of the Commitments of the Banks that have agreed so to extend their Commitment Termination Date (each, an “Extending Bank”) and the additional Commitments of the Additional Commitment Banks shall be more than fifty percent (50%) of the aggregate amount of the Commitments in effect immediately prior to the First Anniversary, then, effective as of the First Anniversary, the Commitment Termination Date of each Extending Bank and of each Additional Commitment Bank shall be extended to the date falling one year after the Existing Commitment Termination Date (except that, if such date is not a Business Day, such Commitment Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Bank shall thereupon become a “Bank” for all purposes of this Agreement.

(f)            Conditions to Effectiveness of Extensions.  As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the First Anniversary (in sufficient copies for each Extending Bank and each Additional Commitment Bank) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (ii) in the case of the Borrower and the Parent, certifying that, before and after giving effect to such extension (A) the representations and warranties contained in Article VII and the other Loan Documents are true and correct on and as of the First Anniversary, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.8, the representations and warranties contained in Section 7.4 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 8.1, and (B) no Default exists.  In addition, on the Commitment Termination Date of each Non-Extending Bank, the Borrower shall prepay all Committed Loans owing to such Non-Extending Banks outstanding on such date, and further prepay any Committed Loans then outstanding (and with each prepayment referred in this sentence pay any additional amounts required pursuant to Section 6.4) to the extent necessary to keep outstanding Committed Loans ratable with any revised pro rata shares of the respective Banks effective as of such date.

(g)           Conflicting Provisions.  This Section shall supersede any provisions in Sections 5.4 or 14.1 to the contrary.

ARTICLE III
REPAYMENT OF LOANS; NOTES EVIDENCING LOANS; INTEREST

3.1           Repayment of Loans.   The Borrower hereby promises to pay the unpaid principal amount of its Loan(s) on the last day of the Loan Period for each such Loan, which repayment may be made from the proceeds of a new Borrowing if then permitted hereunder, and on the Commitment Termination Date.

3.2           Notes.

(a)           The Committed Loans of each Bank shall be evidenced by a Note in the principal amount of the original Commitment of such Bank.

(b)           Each Bank shall record in its records, or at its option on the schedule attached to its applicable Note, the date and amount of each Loan made by such Bank hereunder, each repayment or prepayment thereof, and the dates on which the Loan Period for such Loan shall begin and end.  Prior to any transfer or assignment of any of its Notes, each Bank shall record on the schedule attached thereto the then outstanding principal amount thereof and the date through which interest has been paid.  The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note.  The failure to so record or any error in so recording any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any Note to repay the outstanding principal amount of its Loans, together with all interest accruing thereon, nor shall such failure or error affect the Borrower’s obligations under any other Loan Document.

3.3           Interest Rates.   The Borrower hereby promises to pay interest calculated in Dollars on the unpaid principal amount of each Loan of each Bank for the period from the Borrowing Date for such Loan to the date such Loan is paid in full, as follows:

(a)           if such Loan is a Base Rate Loan, interest at a rate per annum equal to the Base Rate from time to time in effect plus the applicable Base Rate Margin per annum for each day during such period; and

(b)           if such Loan is a Eurodollar Rate Loan, interest at a rate per annum equal to the Eurodollar Rate (Adjusted) applicable to the Loan Period therefor plus the applicable Eurodollar Margin per annum for each day during such period;

provided that in the event that the principal of any Loan is not paid when due (whether by acceleration or otherwise), such unpaid principal amount of such Loan shall bear interest, at the option of the Majority Banks, after the due date of such principal amount until such amount is paid in full, at a rate per annum (the “Default Rate”) equal to two percent (2%) plus the interest rate then applicable to such Loan from time to time in effect but in no event less than the rate per annum as in effect at such due date.

3.4           Interest Payment Dates.   Accrued interest on each Base Rate Loan shall be paid on each Quarterly Payment Date and at maturity (whether by acceleration or otherwise), and accrued interest on each Loan other than Base Rate Loans shall be payable on the last day of the Loan Period for such Loan and at maturity (whether by acceleration or otherwise); provided that if such Loan Period exceeds three (3) months, such accrued interest shall be payable on the date in each third succeeding calendar month numerically corresponding to the commencement date of such Loan Period, or, if there exists no date numerically corresponding to the commencement date of such Loan Period in any such third succeeding month, such accrued interest shall be payable on the last Business Day of such third succeeding month, and after maturity, whether by acceleration or otherwise, accrued interest on all matured Loans shall be payable on demand.

3.5           Setting and Notice of Rates.

(a)           The applicable interest rate for or during each Loan Period for any Committed Loan shall be determined by the Administrative Agent, which shall promptly advise the Borrower and each Bank thereof.  The interest rate determination by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error.

(b)           The Administrative Agent shall, upon written request of the Borrower or any Bank, deliver to the Borrower or such Bank, as the case may be, a statement showing the computations used by the Administrative Agent in determining the interest rate applicable to any Eurodollar Rate Loan.

3.6           Computation of Interest.   Interest on each Loan other than Base Rate Loans shall be computed for the actual number of days elapsed on the basis of a 360-day year.  Interest on each Base Rate Loan shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year, as appropriate, when the Base Rate is determined by the prime rate, and on the basis of a 360-day year when the Base Rate is determined by the Federal Funds Rate.  In computing interest on each Loan, the Borrowing Date for such Loan shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the Borrowing Date for such Loan, such day shall nevertheless be included in computing interest on such Loan.

3.7           Limitation on Interest.  It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Borrower to each Bank under this Agreement and the other Loan Documents shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Bank limiting rates of interest which may be charged or collected by such Bank.  Accordingly, if the transactions contemplated hereby would be usurious under any Applicable Law (including the Federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to any Bank, then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows:

(a)           the following provisions of this Section shall govern and control;

(b)           with respect to the Borrower, the aggregate of all consideration that constitutes interest under Applicable Law that is contracted for, charged or received under this Agreement, or under any of the other Loan Documents or otherwise in connection herewith or therewith, by such Bank shall under no circumstances exceed the maximum amount of interest allowed by such Applicable Law (such maximum lawful interest rate, if any, with respect to such Bank herein called the “Highest Lawful Rate”), and any excess shall be credited to the Borrower by such Bank (or, if such consideration shall have been finally paid in full, such excess refunded to the Borrower);

(c)           all sums paid, or agreed to be paid, to such Bank for the use, forbearance and detention of the indebtedness of the Borrower to such Bank hereunder shall, to the extent permitted by such Applicable Law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of such indebtedness so that the actual rate of interest is uniform throughout the full term thereof;

(d)           if, with respect to such Bank, at any time the interest provided pursuant to Section 3.3, together with any other fees payable to such Bank pursuant to this Agreement or any other Loan Document and deemed interest under such Applicable Law, exceeds that amount which would have accrued to such Bank at the Highest Lawful Rate, the amount of interest and any such fees to accrue pursuant to this Agreement or any other Loan Document shall be limited, for such Bank, notwithstanding anything to the contrary in this Agreement or any other Loan Document, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions in the amount of such interest and/or fees, as applicable, which would otherwise occur shall not reduce the interest to accrue to such Bank pursuant to this Agreement and the other Loan Documents below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and the other Loan Documents and such fees deemed to be interest equals the amount of interest which would have accrued to such Bank if a varying rate per annum equal to the interest provided pursuant to Section 3.3 had at all times been in effect plus the amount of fees which would have been received but for the effect of this Section; and

(e)           if the total amount of interest paid or accrued for payment by the Borrower together with any other fees payable by the Borrower pursuant to this Agreement and the other Loan Documents and deemed interest under Applicable Law, with respect to such Bank pursuant to this Agreement and the other Loan Documents under the foregoing provisions of this Section, is less than the total amount of interest which would have accrued with respect to the Borrower if a varying rate per annum equal to the interest provided pursuant to Section 3.3 had at all times been in effect and all fees provided for in this Agreement and the other Loan Documents had been paid, then the Borrower agrees to pay to such Bank, upon demand, an amount equal to the difference between (i) the lesser of (A) the amount of interest and fees which would have accrued with respect to the Borrower if the Highest Lawful Rate had at all times been in effect, and (B) the amount of interest and fees which would have accrued with respect to the Borrower if a varying rate per annum equal to the interest provided pursuant to Section 3.3 had at all times been in effect and all fees provided for in this Agreement and the other Loan Documents had been paid and (ii) the amount of interest and fees paid by the Borrower in accordance with the other provisions of this Agreement and the other Loan Documents.

ARTICLE IV
REDUCTION OR TERMINATION OF THE COMMITMENTS;
PREPAYMENTS

4.1           Reduction or Termination of the Commitments.  The Borrower shall have the right, at any time and from time to time, to reduce permanently in part, or to terminate in whole, without penalty or premium, the Total Commitment, upon not less than five (5) Business Days prior notice (by facsimile or by telephone (confirmed in writing promptly thereafter)) received by the Administrative Agent (which shall promptly advise each Bank thereof), which notice shall designate the date (which shall be a Business Day) of such reduction or termination and the amount of any partial reduction of the Total Commitment; provided that the Borrower may not reduce the Total Commitment to an amount which is less than the Aggregate Outstanding Loans on the effective date specified in the Borrower’s aforesaid notice.  Any such partial reduction of the Total Commitment shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.  Such partial reduction or termination of the Total Commitment shall be effective on the date specified in the Borrower’s aforesaid notice.  The Borrower may only terminate the Total Commitment upon payment in full of all Aggregate Outstanding Loans and all other Bank Obligations.

Any partial reduction of the Total Commitment shall reduce each Bank’s Commitment by an amount equal to such Bank’s pro rata share of the aggregate reduction in the Total Commitment.

4.2           Voluntary Prepayments.   The Borrower may, from time to time as hereinafter provided, prepay Base Rate Loans, in whole or in part, without premium or penalty, and prepay Eurodollar Rate Loans, in whole or in part, subject to the payments, if any, required by Section 6.4; provided that any such partial prepayment shall be in an aggregate amount of a minimum of $5,000,000 and integral multiples of $1,000,000 in excess thereof.  Accrued interest to the date of prepayment on the aggregate principal amount of Loans being prepaid shall accompany such prepayment.  The Borrower shall give notice (by facsimile or by telephone (confirmed in writing promptly thereafter)) to the Administrative Agent (which shall promptly notify the Banks) of each proposed prepayment hereunder, prior to 10:30 a.m., Chicago time, on the date of such proposed prepayment (or, in the case of a proposed prepayment of Eurodollar Rate Loans, two (2) Business Days before the proposed prepayment date) which notice shall specify the proposed prepayment date (which shall be a Business Day) and the aggregate principal amount of the proposed prepayment.

ARTICLE V
OTHER CREDIT TERMS

5.1           Fees; Computation of Fees.

(a)           In consideration of the Administrative Agent’s services to be provided in connection herewith, the Borrower hereby agrees to pay to the Administrative Agent the fees set forth in the Fee Letter.

(b)           In consideration of the commitment of each Bank to make Committed Loans to the Borrower hereunder, the Borrower hereby agrees to pay to the Administrative Agent, for the account of each Bank (to be paid to each Bank by the Administrative Agent in proportion to such Bank’s Commitment) the applicable Facility Fee per annum (computed for the actual number of days elapsed on the basis of a 360-day year) commencing on the Effective Date and payable in arrears on each Quarterly Payment Date and on the Commitment Termination Date, on the daily average amount of the Total Commitment, determined for the period then ended for which such fee has not theretofore been paid.

(c)           The Borrower shall pay to the Administrative Agent for the account of each Bank in accordance with its Percentage, a fee equal in amount to the then applicable Utilization Fee as set forth in the Pricing Matrix (the “Utilization Fee”) times the Aggregate Outstanding Loans on each day that the Aggregate Outstanding Loans exceed 50% of the actual daily amount of the Total Commitment.  The Utilization Fee shall be due and payable quarterly on the Quarterly Payment Dates, commencing with the first such date to occur after the Effective Date, and on the Commitment Termination Date.  The Utilization Fee shall be calculated quarterly in arrears.  The Utilization Fee shall accrue at all times the Aggregate Outstanding Loans exceed 50% of the actual daily amount of the Total Commitment, including at any time during which one or more of the conditions in Article X or Article XI is not met.

5.2           Payments.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  All payments (including those made pursuant to Section 4.2) of principal of, or interest on, the Loans shall be made by the Borrower to the Administrative Agent in immediately available funds for the account of the holders of the relevant Notes.  All payments of the Facility Fee shall be made by the Borrower to the Administrative Agent in immediately available funds for the account of the Banks pro rata according to their respective Commitments.  All payments of the fees described in the Fee Letter shall be made by the Borrower to the Administrative Agent in immediately available funds for the account of the Administrative Agent.  All other payments shall be made to the Administrative Agent at its address specified on Schedule 1(b) (or at such other address as the Administrative Agent may have specified for such purpose in a written notice to the Borrower) not later than 1:00 p.m., Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day.  The Administrative Agent shall promptly remit to each Bank in immediately available finds such Bank’s share of all such payments received by the Administrative Agent for the account of such Bank.  All payments under Section 6.1, Section 6.4 or Section 14.5 shall, unless otherwise specified herein, be made by the Borrower directly to the Bank or Banks entitled thereto.

5.3           Net Payments; Tax Exemptions.

(a)           All payments by the Borrower of principal, interest, fees, indemnities and other amounts payable to any recipient (each, a “Recipient”) hereunder shall be made without setoff or counterclaim and free and clear of, and without withholding or deduction for or on account of, any present or future Taxes (other than Excluded Taxes) now or hereafter imposed on such Recipient or its income, property, assets or franchises (such Recipient’s “Recipient Taxes”), except to the extent that such withholding or deduction (i) is required by Applicable Law, (ii) results from the breach by such Recipient of its Exemption Agreement, if any, (iii) would not be required if such Recipient’s Exemption Representation were true or (iv) would not be required if such Recipient’s appropriate Internal Revenue Service form specified in Section 5.3(b) claiming complete exemption were true and accurate at the time of the delivery thereof.  If any such withholding or deduction is required by Applicable Law, the Borrower will:

(A)          pay to the relevant authorities the full amount so required to be withheld or deducted when and as the same shall become due and payable to such authorities;

(B)           promptly forward to the Administrative Agent and each affected Bank an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authorities; and

(C)           except to the extent that such withholding or deduction (1) is for Excluded Taxes, (2) results from the breach, by a Recipient of its Exemption Agreement, if any, or (3) would not be required if such Recipient’s Exemption Representation were true or (4) would not be required if such Recipient’s appropriate Internal Revenue Service form specified in Section 5.3(b) claiming complete exemption were true and accurate at the time of the delivery thereof, pay to the Administrative Agent for the account of the relevant Recipient such additional amount as is necessary to ensure that the net amount actually received by each Recipient will equal the full amount such Recipient would have received had no such withholding or deduction been required.

(b)           In consideration of the Borrower’s agreements in Section 5.3(a), each Bank which is not a US Person hereby agrees (such Bank’s “Exemption Agreement”), to the extent permitted by Applicable Law (including any applicable double taxation treaty of the jurisdiction of its incorporation or the jurisdiction in which its lending office is located), to execute and deliver to the Borrower, on or about the first scheduled payment date in each Fiscal Year, a United States Internal Revenue Service Form W-8ECI or W-8BEN (or successor form), as appropriate, properly completed and claiming a complete or partial exemption, as the case may be, from withholding or deduction for or on account of “United States Federal Recipient Taxes” (as defined in the Code) of such Bank.

(c)           Each Bank hereby represents and warrants (such Bank’s “Exemption Representation”) to the Borrower that on the date hereof (or in the case of a Purchasing Bank or an assignee pursuant to Section 14.10, on the date on which it becomes a Bank party hereto) its lending office is entitled to receive payments of principal of, and interest on, Loans made by such Bank from such lending office without withholding or deduction for or on account of such Bank’s Recipient Taxes imposed by the United States of America or any political subdivision thereof.

(d)           Upon the request from time to time of the Borrower or the Administrative Agent, each Bank that is organized under the laws of a jurisdiction other than the United States of America shall execute and deliver to the Borrower and the Administrative Agent one or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8BEN or W-8ECI or such other forms or documents, appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Bank is exempt from withholding or deduction of Recipient Taxes.

(e)           If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8ECI and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Borrower to such Bank, such Bank agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of such obligations of the Borrower hereunder.  To the extent of such percentage amount, the Administrative Agent will treat such Bank’s IRS Form W-8ECI as no longer valid.

(f)            If any Bank claiming exemption from United States withholding tax by filing IRS Form W-8BEN with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Borrower to such Bank hereunder, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(g)           If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction.  If the forms or other documentation required by subsection (d) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(h)           If the IRS or any other governmental authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including reasonable fees of attorneys for the Administrative Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)).  The obligation of the Banks under this subsection shall survive the repayment of the Loans, cancellation of the Notes, any termination of this Agreement and the resignation or replacement of the Administrative Agent.

5.4           Application of Certain Payments.

(a)           Prior to the occurrence and continuation of a Pro Rata Distribution Event, each payment of principal shall be applied to such of the Loans as the Borrower shall direct by notice to be received by the Administrative Agent on or before the date of such payment; provided that any Loans of the Borrower maturing the same day shall be paid pro rata among such Loans.  The Administrative Agent shall remit each such payment by the Borrower in accordance therewith ratably among the applicable Banks holding such Loans.  Concurrently with each remittance to any Bank of its share of any such payment, the Administrative Agent shall advise each Bank as to the application of such payment.

(b)           Following the occurrence and during the continuation of a Pro Rata Distribution Event, the Administrative Agent and the Banks shall apply all collections and recoveries of the Loans and the other Bank Obligations hereunder first, to payment of that portion of the Bank Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article VI) payable to the Administrative Agent in its capacity as such, second, to the payment of principal and interest on the outstanding Loans on a pro rata basis to each Bank based on the respective amounts of such Bank’s principal and accrued interest (whether or not mature and currently payable) and, third, to payment of the remaining outstanding Bank Obligations on a pro rata basis to each Bank based on the respective remaining amounts of such Bank Obligations owed to each Bank (whether or not mature and currently payable).

(c)           For purposes hereof, a “Pro Rata Distribution Event” shall mean the first to occur of (i) an Event of Default under Section 12.1(a), Section 12.1(f) or Section 12.1(g) or (ii) any other Event of Default if the Majority Banks shall have notified the Administrative Agent of the occurrence of such Event of Default and shall have instructed the Administrative Agent that payments shall be applied as provided in Section 5.4(b) above.  The Administrative Agent shall promptly notify the Borrower and each Bank following the occurrence of a Pro Rata Distribution Event.

(d)           The Banks and the Administrative Agent agree that if any distribution shall be made by the Administrative Agent contrary to this Section (whether because the Administrative Agent shall not, at the time of distribution, have been aware of the occurrence of any Event of Default or otherwise), the Banks shall cooperate with the Administrative Agent to redistribute payments, collections or recoveries in accordance with this Section.

5.5           Offset.  Upon the occurrence of any Default described in Section 12.1(f) or Section 12.1(g), or of any acceleration of the Notes pursuant to Section 12.2, each Bank is hereby authorized, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower to the fullest extent permitted by Applicable Law), to the fullest extent permitted by Applicable Law, to set off, to exercise any banker’s lien or any other right of attachment or garnishment and apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held and other indebtedness at any time owing by such Bank to or for the account of the Borrower against any and all Bank Obligations held by such Bank (subject to the provisions of Section 13.4), whether or not such Bank has made any demand under or with respect to any of such Bank Obligations and although such Bank Obligations may be unmatured.  Promptly following such action, such Bank shall give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice thereof to the Borrower and each other Bank, but failure to do so shall not impair the effect of such action.  Subject to the foregoing provisions of this Section, the rights of the Banks under this Section are in addition to, in augmentation of, and do not derogate from or impair, any other rights and remedies (including other rights of setoff) which the Banks may have.

ARTICLE VI
COST PROTECTION PROVISIONS AND SPECIAL PROVISIONS
FOR EURODOLLAR RATE LOANS

6.1           Cost Protection.

(a)           If (i) Regulation D of the FRB (“Regulation D”), (ii) the adoption after the date hereof of any Applicable Law, (iii) any change after the date hereof in any Applicable Law, (iv) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or (v) compliance by such Bank (or any Eurodollar Office of such Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency;

(A)          shall subject any Bank (or any Eurodollar Office of such Bank) to any tax, duty or other charge with respect to its Loans, its Notes or its obligation to make Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Loans or any other amounts due under this Agreement in respect of its Loans or its obligation to make Loans (except for Excluded Taxes or Recipient Taxes of the type described in clause (ii), clause (iii) and clause (iv) of the first sentence of Section 5.3(a);

(B)           shall impose, modify or deem applicable any assessment or other charge against assets of, deposits with or for the account of, or credit extended by, any Bank (or any Eurodollar Office of such Bank);

(C)           shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or any Eurodollar Office of such Bank); or

(D)          shall impose on any Bank (or its Eurodollar Office) any other condition affecting its Loans, its Notes or its obligation to make Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or any Eurodollar Office of such Bank) of making or maintaining or issuing its Commitment or any Loan or to reduce the amount of any sum received or receivable by such Bank (or its Eurodollar Office) under this Agreement or under its Notes then, within ten (10) days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis of such demand), the Borrower shall pay directly to such Bank such additional amount or amounts as will compensate such Bank for such cost, increased cost or such reduction.

(b)           If any Bank shall reasonably determine that the application or adoption after the date hereof of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof after the date hereof, whether or not having the force of law increases the amount of capital required to be maintained by such Bank, or any corporation controlling such Bank, and such increase is based solely upon the existence of such Bank’s obligations hereunder, by an amount deemed by such Bank in its sole discretion to be material, then from time to time, within ten (10) days after demand from such Bank, the Borrower shall pay to such Bank such amount or amounts as will fairly compensate such Bank for such increased capital requirement.  The determination of any amount to be paid by the Borrower under this Section shall take into consideration the policies of such Bank, or any corporation controlling such Bank, with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods.  A certificate of such Bank setting forth the amount or amounts as shall be necessary to compensate such Bank as specified in this Section shall be delivered to the Borrower and the Administrative Agent and shall be conclusive in the absence of manifest error.

(c)           Promptly after any Bank becomes aware of any event that would entitle it to compensation under Section 6.1 (a) or Section 6.1(b), such Bank shall notify the Administrative Agent, which shall advise the Borrower thereof; provided that if any Bank fails to notify the Administrative Agent within 180 days of its actual knowledge of any such event (the “Notice Date”), the Borrower shall not be obligated to pay such additional amounts accruing during the period from the Notice Date until the date of delivery of such notice; provided, further, that the failure to give such notice shall not affect the Borrower’s obligation to pay such additional amounts accrued prior to the Notice Date or after delivery of such notice.

6.2           Basis for Determining Interest Rate Inadequate or Unfair.  If with respect to any request for a Eurodollar Rate Loan or a conversion to or continuation thereof:

(a)           the Administrative Agent determines (which determination shall be binding and conclusive on all parties hereto) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Rate Loans; or

(b)           the Majority Banks advise the Administrative Agent that the interest rate applicable hereunder to any outstanding Eurodollar Rate Loan will not adequately and fairly reflect the cost to such Banks of maintaining or funding such Eurodollar Rate Loan for such Loan Period, or that the making or funding of Eurodollar Rate Loans has become impracticable as a result of an event occurring after the date hereof which in the opinion of such Banks materially affects such Loans;

then (i) the Administrative Agent shall promptly notify the Borrower and each Bank thereof, and (ii) so long as such circumstances shall continue, no Bank shall be under any obligation to make, convert or continue the Eurodollar Rate Loans.

6.3           Changes in Law Rendering Certain Eurodollar Rate Loans Unlawful.   In the event that any change in (including the adoption of any new) Applicable Law, or any change in the interpretation of any Applicable Law by any judicial, governmental or other regulatory body charged with the interpretation, implementation or administration thereof, should make it (or in the good-faith judgment of an Affected Bank should raise a substantial question as to whether it is) unlawful for such Affected Bank to make, maintain or fund Eurodollar Rate Loans, then (a) such Affected Bank shall promptly notify each of the other parties hereto, (b) the obligation of such Affected Bank to make Eurodollar Rate Loans shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (c) if the Affected Bank so requests, the Borrower shall, on such date as may be required by the relevant Applicable Law, repay or prepay all then outstanding Eurodollar Rate Loans made to the Borrower by such Affected Bank together with accrued interest thereon and all amounts then due, if any, under Section 6.4.

6.4           Funding Losses.   The Borrower hereby agrees that, upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed), the Borrower will indemnify such Bank against any net loss or expense which such Bank may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain Eurodollar Rate Loans made to the Borrower by such Bank), as reasonably determined by such Bank, as a result of (a) any payment or prepayment of principal (including pursuant to Section 4.2, Section 4.3, Section 6.3 or Section 12.2) of any such Eurodollar Rate Loan on a date other than the last day of a Loan Period for such Loan, or (b) any failure of the Borrower to borrow, continue or convert any Loans on the date and in the amount specified therefor in a notice of Borrowing, conversion or continuation given by the Borrower pursuant to this Agreement.  For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

6.5           Discretion of Banks as to Manner of Funding.   Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Rate Loan during the Loan Period for such Loan through the sale of deposits or the purchase of deposits, as the case may be, having a maturity corresponding to the last day of such Loan Period and bearing an interest rate equal to the Eurodollar Rate for such Loan Period.  Each Bank shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to take appropriate action, including the selection of a jurisdiction of its Eurodollar Office or the changing of the jurisdiction of its Eurodollar Office, as the case may be, so as to avoid any illegality of the type referred to in Section 6.3 or the imposition of any increased costs or Taxes or to limit the amount of any such increased costs or Taxes which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Eurodollar Office shall be made if, in the reasonable judgment of such Bank, such selection or change would be disadvantageous to such Bank.

6.6           Replacement of Certain Banks.   In the event that any Bank(s) shall claim payment of any amounts pursuant to this Article VI or any Taxes or other amounts pursuant to Section 5.3, or shall be an Affected Bank for more than 30 days, such Bank(s) may accept a purchase offer as described hereinafter.  If the Borrower shall find one or more banks that, if not a Bank, are each an Eligible Assignee and that unconditionally offer in writing (with a copy to the Administrative Agent) collectively to assume all of such Bank’s obligations hereunder and to purchase all of such Bank’s rights hereunder and principal and interest in the Loans owing to such Bank(s) and the Notes held by such Bank(s) without recourse, representation or warranty (other than as provided in the related Assignment and Assumption) for an amount to be received by such Bank(s) equal to the principal amount of such Loans plus interest accrued thereon to the date of such purchase plus any other amounts then payable hereunder on a date therein specified, then upon acceptance of such purchase offer, the Borrower shall be obligated to pay such costs and Taxes (other than Excluded Taxes) to such Bank(s) pursuant to this Article VI or Section 5.3 to the date of such purchase (at which time such Bank shall cease to be a Bank hereunder); provided that (a) if a Bank accepts the proposed purchase offer and the proposed purchasing bank(s) fails to purchase such rights and interest and to assume such obligations on such specified date in accordance with the terms of such offer, the Borrower shall continue to be obligated to pay the amounts or Taxes (other than Excluded Taxes) to such Bank pursuant to this Article VI and Section 5.3, and (b) if such Bank fails to accept such purchase offer, the Borrower shall not be obligated to pay to such Bank such amounts that such Bank would otherwise be currently entitled to pursuant to this Article VI (except under Section 6.3) or any Taxes (other than Excluded Taxes) or other amounts pursuant to Section 5.3 from and after the date of such purchase offer and to the extent that such Bank is an Affected Bank, such Bank shall no longer be an Affected Bank for such period; provided, however, that nothing contained herein shall be deemed to restrict a Bank’s ability to recover additional amounts owed to such Bank pursuant to this Article VI or any Taxes or other amounts pursuant to Section 5.3 that such Bank would otherwise be entitled to in the future and not directly arising out of the same circumstances which caused the provisions of this Section to originally become operative.

6.7           Conclusiveness of Statements; Survival of Provisions.   Determinations and statements of any Bank pursuant to this Article VI shall be made in good faith and shall be conclusive and binding on the parties hereto, absent demonstrable error.  The provisions of Section 5.3, Section 6.1, Section 6.4, Section 14.6 and the last sentence of each of Section 13.1(e) and Section 14.5 and shall survive termination of this Agreement.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants with respect to itself and its Subsidiaries, and the Parent represents and warrants with respect to itself and its Subsidiaries, to the Administrative Agent and the Banks as follows:

7.1           Corporate Existence, Power, Authority, etc.  The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia; the Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arkansas; each of their Subsidiaries is a corporation or other business entity duly incorporated or formed, validly existing and in good standing under the laws of the state of its incorporation or formation; the Borrower, the Parent and each of their Subsidiaries is duly qualified and in good standing as a foreign Person authorized to do business in each other jurisdiction where, because of the nature of its activities or properties, such qualification is required, other than where the failure to be so qualified or in good standing would not reasonably be expected to have a Materially Adverse Effect; each Loan Party has all requisite corporate power and authority (a) to own its assets and to carry on the business in which it is engaged, and (b) to execute, deliver and perform its obligations under each Loan Document to which it is a party; each Subsidiary of the Parent and each Subsidiary of the Borrower has all requisite corporate, partnership or other power and authority to own its assets and to carry on the business in which it is engaged; and the Borrower has all requisite corporate power and authority to issue the Notes in the manner and for the purpose contemplated by this Agreement.

7.2           No Violation, Breach, Default, Lien, etc.  The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the issuance of the Notes in the manner and for the purpose contemplated by this Agreement, have been duly authorized by all necessary corporate action (including any necessary stockholder action) on the part of each Loan Party, and do not (a) violate any provision of any Applicable Law, or of the charter or by-laws of such Loan Party, or (b) result in a breach of or constitute a default under any indenture or loan or credit agreement or under any other agreement or instrument to which the Borrower, the Parent or any of their Subsidiaries is a party or by which the Borrower, the Parent or any of their Subsidiaries or their respective properties is bound, or (c) result in, or require the creation or imposition of, any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower, the Parent or any of their Subsidiaries, other than, with respect to (b) and (c) above, such breaches, defaults or Liens which would not reasonably be expected to have a Materially Adverse Effect.  Neither any Loan Party nor any other Subsidiary of the Borrower or the Parent is in default under or in violation of its organizational documents or, except for such defaults or violations which would not reasonably be expected to have a Materially Adverse Effect, any Applicable Law, indenture, agreement or instrument.

7.3           Legal, Valid and Binding Obligations.  This Agreement constitutes, and (when executed and delivered by the Loan Parties thereto) each other Loan Document to which any Loan Party is a party will constitute, a legal, valid and binding obligation of the respective Loan Parties party thereto enforceable in accordance with its respective terms.  When executed and delivered by the Parent, the Parent Guaranty will constitute a legal, valid and binding obligation of the Parent enforceable in accordance with its terms.  The foregoing representations and warranties are subject to the qualifications that the enforcement of each of the instruments referred to therein may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of rights of creditors generally, and that enforcement of rights and remedies set forth therein may be limited by judicial discretion regarding the enforcement of, or by applicable laws affecting, remedies (whether considered in a court of law or a proceeding in equity).

7.4           Financial Statements.  The Parent’s audited consolidated financial statements as at December 31, 2006 have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding Fiscal Year (except as noted therein) and fairly present the consolidated financial condition of the Parent and its consolidated Subsidiaries as at such date and the results of their operations for the period then ended.  Since December 31, 2006, no event or events have occurred which, individually or in the aggregate, would reasonably be expected to have a Materially Adverse Effect, except as disclosed in Schedule 3.

7.5           No Litigation; Material Contingent Liabilities.  No litigation (including derivative actions), arbitration proceedings or governmental proceedings are pending or, to the best knowledge of the Borrower or the Parent after due inquiry, threatened against the Borrower, the Parent or any of their Subsidiaries which would, if adversely determined, either (a) reasonably be expected to result in liability of the Borrower, the Parent and their Subsidiaries in excess of actual reserved self-insurance amounts, actual uncontested insurance coverage or effective uncontested indemnifications with respect thereto, except as set forth (including estimates of the dollar amounts involved, if practicable) in Schedule 3 or in the financial statements referred to in Section 7.4, or (b) be reasonably expected to have a Materially Adverse Effect.  Neither the Borrower, the Parent nor any of their Subsidiaries has knowledge of any material contingent liabilities, including those disclosed in the financial statements referred to in Section 7.4 or in Schedule 3, which would reasonably be expected to have a Materially Adverse Effect.

7.6           No Approvals, etc.  No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority (whether Federal, state, local or foreign), including the Securities and Exchange Commission, any securities exchange, and the Surface Transportation Board, is required in connection with the execution, delivery or performance by any Loan Party of any Loan Document, or the issuance of the Notes in the manner and for the purpose contemplated by this Agreement, it being understood and agreed that no representation or warranty is being made herein with respect to any authorizations, consents, approvals, licenses, exemptions, declarations or registrations required in connection with the Borrower’s or the Parent’s performance of the covenant contained in Section 8.7.

7.7           Fire, Strike, Act of God, etc.  Neither the business nor the properties of the Borrower, the Parent nor any of their Subsidiaries are presently affected by any fire, explosion, accident, labor controversy, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty which would reasonably be expected to have a Materially Adverse Effect, or if any such existing event or condition were to continue for more than thirty (30) additional days (unless in the reasonable opinion of the

Borrower or the Parent such event or condition is not likely to continue for such period) would reasonably be expected to have a Materially Adverse Effect.

7.8           Liens.  None of the assets of the Borrower, the Parent or any of their Subsidiaries is subject to any Lien except for Permitted Liens.

7.9           Subsidiaries.  Neither the Borrower nor the Parent has any Subsidiaries on the date of this Agreement except those listed in Schedule 5.

7.10         ERISA.  Each Plan and, to the best of the Borrower’s and the Parent’s knowledge, each Multiemployer Plan, complies in all material respects with Applicable Law and:

(a)           no Reportable Event for which the PBGC has not waived the 30-day notice requirement has occurred with respect to any Plan or, to the best of the Borrower’s and the Parent’s knowledge, any Multiemployer Plan;

(b)           no steps have been taken to terminate any Plan which could result in the Borrower or the Parent making a contribution, or incurring a liability or obligation, to such Plan in excess of $1,000,000; no steps have been taken to appoint a receiver to administer any such Plan; to the best of the Borrower’s and the Parent’s knowledge, no steps have been taken to terminate or appoint a receiver to administer any Multiemployer Plan which could result in the Borrower or the Parent making a contribution, or incurring a liability or obligation, to such Multiemployer Plan; and neither the Borrower, the Parent, nor any Related Person has withdrawn from any such Multiemployer Plan or initiated steps to do so;

(c)           there is no Unfunded Vested Liability with respect to any Plan or, to the best of the Borrower’s and the Parent’s knowledge, any Multiemployer Plan, that would reasonably be expected to have, in the event of termination of such Plan or withdrawal from such Multiemployer Plan, a Materially Adverse Effect; and

(d)           no contribution failure has occurred with respect to any Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; no condition exists or event or transaction has occurred with respect to any Plan which would reasonably be expected to have a Materially Adverse Effect; and neither the Borrower, the Parent nor any of their Subsidiaries has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA, that would reasonably be expected to have a Materially Adverse Effect.

7.11         Investment Company.  Neither the Borrower, the Parent nor any of their Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940.

7.12         Margin Stock.  Neither the Borrower nor the Parent is engaged principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of “purchasing or carrying any margin stock,” within the meaning of Regulation U of the FRB.  No portion of the assets of the Borrower or the Parent consists of any such margin stock, and no part of the proceeds of any Loan or Indebtedness with respect to commercial paper will be used to purchase or carry any such margin stock within the meaning of said regulation or to extend credit to others for such purpose.

7.13         Accurate Information.  All factual information (taken as a whole) previously furnished by any Loan Party to the Administrative Agent or any Bank for purposes of or in connection with this Agreement (including the factual information contained in the Schedules and Exhibits hereto and in the Bank syndication information memorandum) or any transaction contemplated hereby or thereby or by any other Loan Document is, and all other such factual information (taken as a whole) hereafter furnished by any Loan Party to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby or by any other Loan Document will be, true and accurate in every material respect on the date as of which such information is dated or certified and is not and will not be incomplete in any material respect as of such date due to any failure to state any fact necessary to make such information not misleading as of such date in light of the circumstances in which the same was furnished.

7.14         Taxes.  The Borrower, the Parent and each of their Subsidiaries has filed (or obtained extensions with respect to the filing of) all United States federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes as shown on such returns or pursuant to any assessment received by the Borrower, the Parent or any of their Subsidiaries, except to the extent the same may be contested in good faith and for which reserves have been established to the extent required by GAAP.  No tax liens have been filed and no claims are being asserted with respect to any such taxes.  The charges, accruals and reserves on the books of the Borrower, the Parent and each of their Subsidiaries in respect of Taxes and other governmental charges are adequate to the best knowledge of the Borrower and the Parent.

7.15         Ownership of Properties, Licenses and Permits.  The Borrower, the Parent and each of their Subsidiaries (a) has valid fee or leasehold interests in all of its respective material real property, and good and valid title to all of its respective material personal properties and assets, of any nature whatsoever which are reflected on the audited balance sheet referred to in Section 7.4 or acquired by the Borrower, the Parent or such Subsidiary after the date thereof except for assets sold, transferred or otherwise disposed of (and not otherwise prohibited by Section 9.9) since such date in the ordinary course of business, and (b) owns or holds all Permits necessary to construct, own, operate, use and maintain its property and assets and to conduct its business except where the failure to have such interest or title or to own or hold such Permit would not reasonably be expected to have a Materially Adverse Effect.

7.16         Patents, Trademarks, etc.  Each of the Borrower, the Parent and their Subsidiaries owns, or is licensed or otherwise has the lawful right to use, all patents, trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted other than where the failure to so own, be so licensed or so have a right to use would not reasonably be expected to have a Materially Adverse Effect.  There are no claims, and to the best of the Borrower’s and the Parent’s knowledge, there is no infringement of the rights of any Person, arising from the use of such patents, trademarks, copyrights, technology, know-how and processes by the Borrower, the Parent or any of their Subsidiaries, except for such claims and infringements which would not reasonably be expected to have a Materially Adverse Effect.  Neither the Borrower, the Parent nor any of their Subsidiaries has knowledge of any infringement by any third party on any of its or their rights in any intellectual property, except for any such infringement which would not reasonably be expected to have a Materially Adverse Effect.

7.17         Environmental Matters.  The Borrower, the Parent and their Subsidiaries are, to the best knowledge of the Borrower and the Parent, each in compliance in all material respects with all Environmental Requirements (a) now applicable to the Borrower, the Parent or any of their Subsidiaries or (b) which will be applicable (or, if not in compliance with such laws and regulations referred to in this clause (b), the Borrower, the Parent or such Subsidiary is taking appropriate action diligently pursued to be in compliance therewith on a timely basis or to be exempt from compliance), except to the extent that the failure to comply or take such action would not have a Materially Adverse Effect.  Except as disclosed on Schedule 2, neither the Borrower, the Parent nor any of their Subsidiaries has any knowledge of any (i) presently outstanding allegations by governmental officials that the Borrower, the Parent or any of their Subsidiaries is now or at any time prior to the date hereof was in material violation of such Environmental Requirements, (ii) material administrative or judicial proceedings presently pending against the Borrower, the Parent or any of their Subsidiaries pursuant to such Environmental Requirements, or (iii) material claim presently outstanding against the Borrower, the Parent or any of their Subsidiaries which was asserted pursuant to such laws or regulations that in each case would reasonably be expected to result in a liability to the Borrower, the Parent or any of their Subsidiaries in excess of $2,000,000 singly or $6,000,000 in the aggregate for all such claims (net in each case of actual uncontested insurance coverage or effective uncontested indemnifications with respect thereto).  Except as disclosed in Schedule 2, each of the Borrower and the Parent reasonably believes that no facts or circumstances known to it or any of its respective Subsidiaries could form the basis for the assertion of any material claim against the Borrower, the Parent or any of their Subsidiaries relating to environmental matters, including any material claim arising from past or present environmental practices asserted under any Environmental Requirement that in each case would reasonably be expected to result in a liability to the Borrower, the Parent or any of their Subsidiaries in excess of $2,000,000 singly or $6,000,000 in the aggregate for all such claims (net in each case of actual uncontested insurance coverage or effective uncontested indemnifications with respect thereto).

7.18         Compliance with Applicable Law.  The Borrower, the Parent and each of their Subsidiaries are in compliance in all material respects with Applicable Law, the violation of which by the Borrower, the Parent or any of their Subsidiaries could reasonably be expected to have a Materially Adverse Effect.

7.19         Solvency.  Each of the Loan Parties has capital sufficient to carry on its respective business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its respective debts as they mature, and each of the Loan Parties now owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay such Loan Party’s existing debts.

ARTICLE VIII
AFFIRMATIVE COVENANTS

So long as any of the Bank Obligations shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower and the Parent, as applicable, will, and where applicable will cause each of their Subsidiaries, to:

8.1           Information.  Furnish to the Administrative Agent and (concurrently therewith) to each Bank in accordance with Section 14.4:

(a)           as soon as available and in any event within forty-five (45) days (or such earlier date as the filing thereof with the SEC may be required) after the end of each of the first three Fiscal Quarters of each Fiscal Year, (i) consolidated financial statements of the Parent and its consolidated Subsidiaries, consisting of a balance sheet as at the end of such quarter and statements of income, retained earnings, and cashflows for such quarter then ended and for the Fiscal Year through such quarter, setting forth in comparative form the corresponding figures for the corresponding dates and periods of the preceding Fiscal Year, all in reasonable detail and certified (subject to year-end audit adjustments) by a Responsible Officer of the Parent to the best of such officer’s knowledge and belief as fairly presenting in accordance with GAAP (to the extent applicable) consistently applied (except as noted therein) the financial condition and results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for the period covered thereby (provided that footnotes to such financial statements will not be required) accompanied by (ii) a Compliance Certificate as at the end of such Fiscal Quarter from such officer of the Parent;

(b)           as soon as available, but in any event within one hundred (100) days (or such earlier date as the filing thereof with the SEC may be required) after the end of each Fiscal Year, audited consolidated financial statements of the Parent and its consolidated Subsidiaries consisting of a balance sheet as at the end of such Fiscal Year and statements of income, retained earnings, and cashflows for such Fiscal Year, setting forth, in comparative form, the corresponding figures for the preceding Fiscal Year, accompanied by:

(i)            a report and opinion of independent certified public accountants of recognized national standing and reputation selected by the Parent or otherwise reasonably acceptable to the Administrative Agent (the “Public Accountants”), which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and shall not be subject to any Impermissible Qualification; and

(ii)           (A) management’s assessment of the effectiveness of the Parent’s internal control over financial reporting as of the end of the Parent’s most recent fiscal year in accordance with Item 308 of Regulation S-K, and (B) with respect to the most recent fiscal year of the Parent, an attestation report (or reports) of the Public Accountants on management’s assessment and the opinion of the Pubic Accountants independently assessing the effectiveness of the Parent’s internal control over financial reporting in accordance with Item 308 of Regulation S-K, PCAOB Auditing Standard No. 2, and Section 404 of Sarbanes-Oxley; and

(iii)          a Compliance Certificate as of the end of such Fiscal Year from a Responsible Officer of the Parent;

(c)           in the event that the Borrower or the Parent shall then be required to file reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act, promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as either shall send to its public stockholders generally and copies of all registration statements (without exhibits) and all reports which either files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

(d)           as soon as possible and in any event within five (5) Business Days after the Borrower or the Parent becomes aware of the occurrence of any Default or the occurrence of any other event or events that individually or in the aggregate may have a Materially Adverse Effect, the statement of the President, any Vice President or the Treasurer of the Borrower or the Parent, as applicable, setting forth the details of each such Default which has occurred and the action which the Borrower or the Parent, as applicable, has taken and proposes to take with respect thereto;

(e)           forthwith upon learning thereof, written notice describing (i) the institution of any litigation, arbitration proceeding or governmental proceeding to which the Borrower, the Parent, or any of their Subsidiaries is a party that, if adversely determined, would reasonably be expected to result in a liability to the Borrower, the Parent or any of their Subsidiaries in excess of $15,000,000 (net of actual uncontested insurance coverage or effective, uncontested indemnifications with respect thereto), and (ii) any materially adverse determination as to liability or amount of damages in any such litigation or proceeding;

(f)            promptly upon learning thereof, written notice describing the institution of any steps by the Borrower, the Parent or any other Person to terminate any Plan or any Multiemployer Plan, or the appointment of a receiver to administer any Plan or any Multiemployer Plan, or the withdrawal by the Borrower, the Parent or any Related Person from any Multiemployer Plan, or the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Plan which could result in the requirement that any Loan Party furnish a bond or other security to the PBGC or such Plan, or the occurrence of any event with respect to any Plan which could reasonably be expected to result in the incurrence by the Borrower or the Parent of any material liability, fine or penalty, or any material increase in the contingent liability of any Loan Party with respect to any post-retirement Welfare Plan benefit or the occurrence of any Reportable Event;

(g)           such other reasonable information respecting the business affairs, financial condition, operations or prospects of the Borrower, the Parent and their Subsidiaries as the Administrative Agent or any Bank may from time to time reasonably request in writing;

(h)           forthwith upon learning thereof, written notice to the Administrative Agent of any fact or circumstance that would have been included in Schedule 2 to permit the Borrower or the Parent to then make the representation and warranty contained in Section 7.17;

(i)            copies of all subordination provisions contained in documentation evidencing Subordinated Indebtedness purporting to subordinate such Subordinated Indebtedness to Senior Indebtedness; and

(j)            forthwith upon learning, thereof, written notice to the Administrative Agent of the Public Accountants’ determination (in connection with its preparation of its report under Section 8.1(b)(ii)(B)) or the Parent’s determination of the occurrence or existence of any Internal Control Event at any time.

Documents required to be delivered pursuant to Section 8.1(a), (b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 1(b); or (ii) on which such documents are posted on the Borrower’s or the Parent’s behalf on an Internet or intranet website, if any, to which each Bank and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower or the Parent, as applicable, shall deliver paper copies of such documents to the Administrative Agent or any Bank that requests the Borrower or the Parent, as applicable, to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Bank and (ii) the Borrower or the Parent, as applicable, shall notify the Administrative Agent and each Bank (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Parent shall be required to provide paper copies of the Compliance Certificates required by Section 8.1(b)(iii) to the Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower or the Parent, as applicable, with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each of the Borrower and the Parent hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Banks materials and/or information provided by or on behalf of the Borrower and the Parent hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Banks may be “public-side” Banks (i.e., Banks that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Bank”).  Each of the Borrower and the Parent hereby agrees that (w) all Borrower Materials that are to be made available to Public Banks shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials

“PUBLIC”, each of the Borrower and the Parent shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Banks to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 14.18); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

8.2           Taxes.  Pay or discharge, and cause each of their Subsidiaries to pay or discharge, all Taxes (other than Excluded Taxes) relating to the Borrower, the Parent or such of their Subsidiaries, as the case may be, prior to the date on which penalties attach thereto; provided that neither the Borrower, the Parent, nor any of their Subsidiaries shall be required to pay or discharge any such Tax while the same is being contested by it in good faith and by appropriate proceedings and so long as reserves have been established to the extent required by GAAP.

8.3           Existence.  Preserve and maintain, and cause each of their Subsidiaries to preserve and maintain (except for any sale, dissolution, liquidation or merger not otherwise prohibited hereby), its existence, rights, privileges and franchises in the jurisdiction of its incorporation or formation, and qualify and remain qualified as a foreign Person authorized to do business in each other jurisdiction in which the failure to so qualify would reasonably be expected to have a Materially Adverse Effect.

8.4           Inspection of Properties.  Permit the Administrative Agent and each of the Banks or their respective representatives, at any reasonable time and from time to time at the request of such Person, to visit and inspect, such inspection to be upon not less than twenty-four (24) hours’ prior notice if no Default shall have occurred and be continuing, any of the properties of the Borrower, the Parent, or any of their Subsidiaries, to examine and make copies of and take abstracts from the records and books of account of the Borrower, the Parent or any other Loan Party, and to discuss the affairs, finances and accounts of the Borrower, the Parent or any other Loan Party with the appropriate officers of the Borrower, the Parent or such other Loan Party.

8.5           Books and Records.  Keep or cause to be kept, and cause each of their Subsidiaries to keep or cause to be kept, adequate records and books of account in which complete entries are to be made reflecting its business and financial transactions and as required by applicable rules and regulations of any governmental agency or regulatory authority (Federal, state, local or foreign) having jurisdiction over the Borrower, the Parent or any of their Subsidiaries.  Such books of account shall be kept in a manner consistent with GAAP.

8.6           Insurance.  Maintain, and cause each of their Subsidiaries to maintain or to be obtained on its behalf (to the extent available at commercially reasonable rates), insurance (including self-insurance) with respect to its respective properties and businesses against such liabilities, casualties, risks and contingencies (including business interruption insurance), in such types and with such reasonable deductibles as are customary in the case of Persons engaged in the same or similar businesses and similarly situated.

8.7           Compliance with Applicable Law.  Comply, and cause each of their Subsidiaries to comply, in all material respects with Applicable Law, including Applicable Law relating to ERISA and pollution and environmental matters (including all Environmental Requirements); provided that neither the Borrower, the Parent nor any of their Subsidiaries shall be required to comply with any such Applicable Law so long as the validity or application thereof is being contested in good faith and reserves have been established with respect to such contest to the extent, if any, required by GAAP or where such non-compliance would not reasonably be expected to have a Materially Adverse Effect; and obtain and maintain, and cause each of their Subsidiaries to obtain and maintain, all permits, licenses and approvals (collectively, “Permits”) necessary to construct, own, operate, use and maintain their respective property and assets and to conduct their respective businesses, except where the failure to obtain or maintain such Permit would not reasonably be expected to have a Materially Adverse Effect.

8.8           Maintenance of Property.  Do all things necessary to maintain, preserve, protect and keep its property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, and cause their Subsidiaries to do the same as to their respective properties.

8.9           Ownership of the Borrower.  At all times the Parent shall directly or indirectly through a wholly-owned Subsidiary own at least ninety-nine percent (99%) of the outstanding capital stock of the Borrower free and clear of any Liens.

8.10         Use of Proceeds.  Use the proceeds of the Loans for working capital and other general corporate purposes.

8.11         Internal Control Events.  Upon notification from the Administrative Agent to the Borrower and the Parent that the Majority Banks require remediation of any Internal Control Event of which they have received notice pursuant to Section 8.1(j) or as reported in any report delivered pursuant to Section 8.1(b)(ii), remediate or cause to be remediated such Internal Control Event, and to test and confirm such remediation, not later than the end of the time period reasonably agreed by the Majority Banks with the Borrower and the Parent as necessary for such remediation (the “Remediation Period”).  It is understood that the Remediation Period will require a sufficient period of time to permit testing required by the relevant Securities Laws.

ARTICLE IX
NEGATIVE COVENANTS

So long as any of the Bank Obligations shall remain unpaid or any Bank shall have a Commitment hereunder, neither the Borrower nor the Parent shall, nor shall either of them permit any Subsidiary to:

9.1           Negative Pledge.  Create, assume or suffer to exist any Lien upon any of its property or assets, including capital stock, whether now owned or hereafter acquired, except for Permitted Liens.

9.2           Investments.  Make any Investment or Guaranty other than (i) a Permitted Investment, (ii) the Parent Guaranty, (iii) a Guaranty by the Parent of Indebtedness of the Borrower permitted hereunder, or (iv) a Guaranty by the Borrower of Indebtedness of the Parent permitted hereunder.

9.3           Publicly-Rated Indebtedness.  After receipt of a notice by the Borrower from the Administrative Agent of the occurrence of any event or events that individually or in the aggregate may have a Materially Adverse Effect, create, incur, permit, assume or suffer to exist any publicly-rated Indebtedness maturing within 180 days after the date of issuance, other than such publicly-rated Indebtedness of the Borrower or the Parent that is in existence as of the date of such notice (including any extensions, renewals or refinancings thereof; provided that such extensions, renewals or refinancings do not increase the principal amount of such publicly-rated Indebtedness of the Borrower or the Parent over that of the preceding day).

9.4           Debt to Cash Flow Ratio.  Permit the Debt to Cash Flow Ratio to exceed 3.00 to 1.00 at the end of any Fiscal Quarter.

9.5           Fixed Charge Coverage Ratio.  Permit the Fixed Charge Coverage Ratio to be less than 1.25 to 1.00 for any Fiscal Quarter.

9.6           Subsidiary Debt.  Permit any Subsidiary other than the Borrower to incur Indebtedness, except for the following:

(a)           Indebtedness under Capital Leases;

(b)           Indebtedness incurred at the time of acquisition of any property to secure a portion of the purchase price thereof;

(c)           Indebtedness of a Special Purpose Subsidiary in connection with a Permitted Securitized Receivables Transaction;

(d)           Indebtedness permitted under Section 9.7; and

(e)           Indebtedness consisting of loans and advances qualifying as Permitted Investments under paragraph (a) of the definition hereof.

9.7           Letters of Credit.  Arrange for or cause to be issued for its account or the account of any of their Subsidiaries letters of credit with an aggregate available amount at any time outstanding in excess of $75,000,000.

9.8           Subordinated Indebtedness.

(a)           Incur any Subordinated Indebtedness unless such Subordinated Indebtedness is subordinated to the Bank Obligations in accordance with its terms, and has other terms and conditions, in all respects acceptable to the Administrative Agent and the Majority Banks; or

(b)           permit any Subordinated Indebtedness to be secured or to be guaranteed by any Subsidiary, except on terms and conditions in all respects acceptable to the Administrative Agent and the Majority Banks.

9.9           Merger, Sale of Assets, etc.

(a)           Be a party to any merger, consolidation or reorganization, unless (i) no Default then exists and no Default would exist immediately after giving effect thereto or would result therefrom, and (ii)(A) either the Borrower or the Parent is the surviving corporation, (B) if neither the Borrower nor the Parent is a party thereto, any wholly owned Subsidiary of the Borrower or the Parent party thereto is the surviving corporation, or (C) if neither the Borrower, the Parent nor a wholly owned Subsidiary of the Borrower or the Parent is a party thereto, the surviving corporation shall be a Subsidiary of the Borrower or the Parent;

(b)           Sell, transfer, assign, pledge or convey (other than any disposition to the Parent, the Borrower or any of their Subsidiaries of shares of any Subsidiary) any shares of capital stock of any Subsidiary (each, a “Disposition”) if the cumulative book value (at the time of the Disposition thereof) of such shares, when added to the aggregate book value (at the time of the Disposition thereof) of all other shares disposed of by the Borrower, the Parent and their Subsidiaries under this clause (b) from the Effective Date up to and including the day on which such proposed Disposition is to occur, exceeds twenty percent (20%) of Net Worth as of the date of the most recent balance sheet of the Parent delivered pursuant to Section 8.1(a); provided, however, that concurrently with any Disposition made pursuant to this clause (b), all or substantially all of the net proceeds of such Disposition shall be applied to permanently reduce the Total Commitment hereunder (it being understood that the Borrower will repay Loans in such principal amount as is required such that the Aggregate Outstanding Loans after such repayment does not exceed the Total Commitment as so reduced);

(c)           Sell, transfer, assign or convey (other than in the ordinary course of business, or pursuant to subsection (b) above, or in connection with (i) any Permitted Lien granted thereon, (ii) Sale-Leaseback Transactions of assets prior to the Commitment Termination Date having an aggregate book value up to 10% of the Parent’s Net Worth as of the end of the preceding calendar year, (iii) any Permitted Securitized Receivables Transaction, (iv) any sale of the Parent’s ownership interest in Transplace, Inc. or (v) any additional sale(s) not covered in (i)-(iv) above in any calendar year of property or assets for net proceeds up to an aggregate amount of 10% of the Parent’s Net Worth as of the end of the preceding calendar year) any property or assets of the Borrower, the Parent or any of their Subsidiaries; or

(d)           Other than assignments of past due Receivables for collection in the ordinary course of business or a Permitted Securitized Receivables Transaction, sell, transfer, convey, lease or assign with or without recourse any Receivables.

9.10         Limitation on Restrictions on Subsidiary Dividends and Other Distributions.   Permit any of their Subsidiaries, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any of such Subsidiaries to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower, the Parent or any of their Subsidiaries, or pay any Indebtedness owed by any of the Subsidiaries to the Borrower, the Parent or to any other Subsidiary, (b) make loans or advances to the Borrower, the Parent or to any other Subsidiary, (c) create, incur, assume or suffer to exist Liens on the property of it or any other Subsidiary, or (d) transfer any of its properties or assets to the Borrower, the Parent or to any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of applicable law, this Agreement, and Permitted Liens (such restrictions existing by reason of any Permitted Lien only prohibiting the transfer of such properties or assets subject to such Permitted Lien).

9.11         No Conflicts.  Enter into any material agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any other Loan Document or any instrument or document delivered or to be delivered by it hereunder or thereunder or in connection herewith or therewith.

9.12         Nature of Business.  Engage in any business or operations except for providing distribution and distribution related services, principally as a common carrier, in the United States and internationally.

9.13         Transactions with Affiliates.  Enter into any material transaction or material series of transactions (other than a Permitted Securitized Receivables Transaction), whether or not in the ordinary course of business, with any Affiliate (other than the Parent, the Borrower or any Subsidiary) other than on terms and conditions at least as favorable to the Borrower, the Parent or their Subsidiaries as would be obtainable by the Borrower, the Parent or such Subsidiaries at the time in a comparable arm’s-length transaction with a Person other than an Affiliate.

9.14         Margin Stock.  Use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying margin stock” within the meaning of Regulation U of the FRB or otherwise than for proper corporate purposes which shall include acquisitions.

ARTICLE X
CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT

10.1         Conditions Precedent to the Initial Extension of Credit.  Each Bank shall be obligated to make its initial Extension of Credit upon the fulfillment of each of the following conditions:

(a)           The Administrative Agent shall have received each of the following, duly executed by the appropriate Loan Party:

(i)            This Agreement;

(ii)           A Note for the account of each Bank that so requests;

(iii)          The Fee Letter; and

(iv)          The Parent Guaranty.

(b)           The Administrative Agent shall have received each of the following:

(i)            An executed Officer’s Certificate (with a signed copy for each Bank) from each Loan Party, certifying as to such Person (A) a true and correct copy of such Person’s certificate of incorporation and all amendments as filed with the Secretary of State of such Loan Party’s state of incorporation, (B) duly adopted resolutions of the Board of Directors of such Loan Party, stating that such resolutions are true and correct, have not been altered or repealed, and are in full force and effect, approving the execution, delivery and performance of the Loan Documents to which such Loan Party is a party, and the transactions contemplated herein and therein, (C) a true and correct copy of such Person’s bylaws as in effect on the date hereof, and (D) incumbency and specimen signatures of the officers of the Loan Party executing the Loan Documents to which such Loan Party is a party.  The Administrative Agent and the Banks may conclusively rely on such certificates until the Administrative Agent shall receive a further certificate canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

(ii)           Certificates of existence, good standing and qualification to engage in business regarding the Borrower, the Parent and each Loan Party issued by the Secretary of State of each jurisdiction where the Borrower, the Parent or any Loan Party ‘s ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(iii)          The signed legal opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. (with a signed copy for each Bank), dated the date hereof substantially in the form of Exhibit E, with such changes (if any) therein as shall be acceptable to the Administrative Agent and its counsel.

(iv)          Such other instruments and documents as the Administrative Agent may have reasonably requested, and all such instruments and documents shall be satisfactory in form and substance to the Administrative Agent.

(c)           The Borrower shall have paid all fees referred to in Section 5.1 to the extent due and payable, and all costs and expenses referred to in Section 14.5 (including legal fees and expenses) due and payable.

(d)           Except as disclosed in Schedule 3, no event shall have occurred since December 31, 2006 and no condition shall exist which has had or could reasonably be expected to have a Materially Adverse Effect.

(e)           The Administrative Agent shall have received satisfactory evidence of the termination of the Existing Revolving Credit Agreement and the payment of all obligations of the Parent thereunder.

ARTICLE XI
CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT

11.1         Conditions Precedent to All Extensions of Credit.  The obligation of each Bank to make any Extension of Credit (other than an Extension of Credit Request requesting only a conversion of Committed Loans to the other Type of Loan, or a continuation of Eurodollar Rate Loans) shall be subject to the fulfillment at or prior to the time of the making of such Extension of Credit of each of the following further conditions that:

(a)           The representations and warranties on the part of the Borrower and the Parent contained herein shall be true and correct in all material respects on and as of the Borrowing Date for such Extension of Credit, as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date).

(b)           No Default shall have occurred and be continuing on the Borrowing Date for such Extension of Credit or would result from the making of such Extension of Credit.

Each Extension of Credit to the Borrower (other than an Extension of Credit Request requesting only a conversion of Committed Loans to the other Type of Loan, or a continuation of Eurodollar Rate Loans) shall be deemed to be a representation and warranty by the Borrower on the applicable Borrowing Date as to the matters specified in clauses (a) and (b) of this Section 11.1.

11.2         Conditions Precedent for the Benefit of Banks.  All conditions precedent to the closing of the transaction evidenced by this Agreement are imposed hereby solely for the benefit of the Banks, and no other Person may require satisfaction of any such condition precedent.

ARTICLE XII
EVENTS OF DEFAULT

12.1         Events of Default.  The occurrence of any of the following events, acts and occurrences shall be deemed to constitute an Event of Default (individually, an “Event of Default”) under this Agreement:

(a)           Non-Payment of Bank Obligations.  (i) Default in the payment when due of any principal of any Loan, or (ii) default, and continuance thereof for five (5) Business Days, in the payment when due of (A) interest on any Loan or (B) the Facility Fee, any fees payable to the Administrative Agent pursuant to the Fee Letter or any other amount owing by any Loan Party hereunder or under the Notes; or

(b)           Non-Payment of Other Indebtedness.  Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of the Borrower, the Parent or any of their Subsidiaries (except any such Indebtedness of any Subsidiary to the Borrower, the Parent or to any other Subsidiary) in excess of $50,000,000 in the aggregate or default in the performance or observance of any obligation or condition (after the expiration of any applicable grace period) with respect to any such Indebtedness in excess of $50,000,000 in the aggregate if the effect of such default in the performance or observance is to accelerate the maturity of Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause (after the expiration of any applicable grace period) such Indebtedness to become due and payable prior to its expressed maturity; or

(c)           Representations and Warranties.  Any representation or warranty on the part of any Loan Party contained in this Agreement, in any other Loan Document or in any other certificate, document or instrument delivered in connection with this Agreement or any other Loan Document shall at any time prove to have been incorrect in any material respect when made or deemed to be made or reaffirmed, as the case may be; or

(d)           Certain Non-Compliance with this Agreement.  The Borrower or the Parent shall default in any respect in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Section 8.1(d), 8.4, 8.6 or 8.9, Article IX or Section 14.9 hereof; or

(e)           Other Non-Compliance with this Agreement or any Loan Document.  Any Loan Party shall default in any material respect in the performance or observance of any other term, covenant, condition or agreement on its part to be performed or observed hereunder or under any other Loan Document (and not constituting an Event of Default under any other clause of this Section), and such default shall continue unremedied for thirty (30) days after written notice thereof shall have been received by the Borrower from the Administrative Agent (acting at the direction of any Bank); or

(f)            Voluntary Bankruptcy, Insolvency, etc.  Either (i) the Borrower, the Parent or any of their Subsidiaries shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business, or (ii) any action indicating its consent to, approval of, or acquiescence in any of the foregoing shall be taken by the Borrower, the Parent or any of their Subsidiaries; or

(g)           Involuntary Bankruptcy, Insolvency, etc.  Involuntary proceedings or an involuntary petition shall be commenced or filed against the Borrower, the Parent or any of their Subsidiaries under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of the Borrower, the Parent or any of their Subsidiaries or the appointment of a receiver, trustee, custodian or liquidator for the Borrower, the Parent or any of their Subsidiaries or of a substantial part of the property, assets or business of the Borrower, the Parent or any of their Subsidiaries, and such proceedings or petition shall not be dismissed within sixty (60) days after commencement or filing as the case may be; or

(h)           ERISA.  If (i) any Reportable Event constituting grounds for the termination of any Plan by the PBGC occurs and the maximum amount of current liability that may be asserted under Title IV of ERISA by reason of the termination of such Plan and all other Plans with respect to which any such event has occurred shall exceed $10,000,000; or the appointment by the appropriate United States District Court of a trustee to administer or liquidate any such Plan or Plans shall have occurred and be continuing thirty (30) days after written, telegraphic or telephonic notice to such effect shall have been given to the Borrower by the PBGC and the maximum amount of current liability that may be asserted under Title IV of ERISA by reason of the termination of such Plan and all other Plans with respect to which any such event has occurred, shall exceed $10,000,000, or (ii) any Plan shall be terminated with Unfunded Vested Liabilities, or (iii) any contribution failure shall occur with respect to a Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or

(i)            Senior Debt.  Any of the Bank Obligations shall cease to be “Senior Debt” or “Senior Funded Debt” or qualify as being of similar standing or substance within the meaning of the instruments evidencing Subordinated Indebtedness, or the subordination provisions in the instruments evidencing Subordinated Indebtedness shall at any time and for any reason cease to be in full force and effect; or

(j)            Other Material Obligations.  The Borrower, the Parent or any of their Subsidiaries shall default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, such Person with respect to any material purchase or lease of goods or services (except only to the extent that the existence of any such default is being contested by the Borrower, the Parent or such Subsidiary in good faith and by appropriate proceedings) if such default would reasonably be expected to have a Materially Adverse Effect; or

(k)           Assets.  Assets of the Borrower, the Parent or any of their Subsidiaries with a net book value in excess of $15,000,000 shall be attached for execution or become subject to the order of any court or any other process for execution and attachment and such attachment, order or process shall remain in effect and undischarged for thirty (30) days; or

(l)            Judgments.  One or more final judgments for the payment of money with respect to which the Borrower, the Parent or any of their Subsidiaries is not indemnified or insured (which indemnification or insurance shall not in any way be contested) shall be rendered against the Borrower, the Parent or any of their Subsidiaries in an aggregate amount in excess of $15,000,000 and the same shall remain undischarged for a period of thirty (30) days during which execution of such judgment shall not be effectively stayed; or

(m)          Environmental Matters.  The Borrower, the Parent or any of their Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Borrower, the Parent or any of their Subsidiaries, or any other Person, of any Hazardous Material, or any violation of or non-compliance with any Environmental Requirement, which would, in either case, have a Materially Adverse Effect; or

(n)           Guaranties.  Any Loan Party or any Person by, through or on behalf of any Loan Party shall contest in any manner the validity, binding nature or enforceability of the Parent Guaranty; or

(o)           Change of Control Event.  A Change of Control Event shall occur.

12.2         Effect of Event of Default.  If any Event of Default described in Section 12.1(f) or Section 12.1(g) shall occur, the Commitments and the Total Commitment (if they have not theretofore terminated) shall immediately and automatically terminate and all Loans, all interest thereon, and all other amounts payable under this Agreement shall become immediately and automatically due and payable, all without presentment, demand, protest or notice of any kind (including notice of intent to accelerate), all of which are hereby expressly waived by the Borrower; and, in the case of the occurrence of any other Event of Default, the Administrative Agent, upon written request of the Majority Banks, shall declare the Commitments and the Total Commitment (if they have not theretofore terminated) to be terminated and all Loans to be due and payable, whereupon the Commitments and the Total Commitment (if they have not theretofore terminated) shall immediately terminate and all Loans, all interest thereon, and all other amounts payable under this Agreement shall become immediately due and payable, all without presentment, demand, protest or notice of any kind (including notice of intent to accelerate), all of which are hereby expressly waived by the Borrower.  Promptly following the making of any such declaration, the Administrative Agent shall give notice thereof to the Borrower and each Bank, but failure to do so shall not impair the effect of such declaration.

ARTICLE XIII
THE ADMINISTRATIVE AGENT AND THE BANKS

13.1        Appointment and Powers of Administrative Agent.

(a)            Each Bank hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)           The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and those duties and liabilities shall be subject to the limitations and qualifications set forth in this Section.  The duties of the Administrative Agent shall be mechanical and administrative in nature.  The Administrative Agent shall not have nor be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(c)           No Agent-Related Person shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or be responsible in any manner to any Bank or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Bank or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

(d)           The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks (or such greater number of Banks as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

(i)            For purposes of determining compliance with the conditions specified in Section 10.1, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed Effective Date specifying its objection thereto.

(ii)           The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Banks of its receipt of any such notice.  The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Majority Banks in accordance with Article XII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

(e)           Each Bank hereby agrees, to the extent of such Bank’s Percentage (and to the extent not reimbursed by the Loan Parties), to indemnify and hold harmless the Agent-Related Persons hereunder and under any other Loan Document, from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including attorneys’ fees and expenses) incurred by or imposed upon any Agent-Related Person in such capacity as a result of any action taken or omitted to be taken by any Agent-Related Person in such capacity or otherwise incurred or suffered by, made upon, or assessed against any Agent-Related Person in such capacity; provided that no Bank shall be liable for any portion of any such losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses that result from or are attributable to gross negligence or willful misconduct on the part of any Agent-Related Person or its officers, employees or agents.  Without limiting the generality of the foregoing, each Bank hereby agrees, to the extent of such Bank’s Percentage, to reimburse the Agent-Related Persons, promptly following any such Person’s demand, for any documented, out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred by such Person in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and not reimbursed to such Person by the Loan Parties, except to the extent such expenses are caused by the gross negligence or willful misconduct of such Person.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Bank hereby agrees to make the maximum contribution, to the extent of such Bank’s Percentage, to the payment and satisfaction of each of such amounts which is permissible under Applicable Law.  Notwithstanding any other provision hereof, each Bank’s obligations under this Section 13.1 shall survive the termination of such Bank’s Commitment and this Agreement and the discharge of the Loan Parties’ obligations hereunder but only with respect to such matters which occurred prior to the time such Bank ceased to be a Bank hereunder.

(f)            The Administrative Agent shall be entitled to act or refrain from acting, and in all cases shall be fully protected in acting or refraining from acting, under this Agreement, the Notes or any other Loan Document in accordance with instructions in writing from the Majority Banks (or all Banks to the extent required by Section 14.1, as applicable).

13.2         Non-Reliance by Banks.  Each Bank acknowledges that none of the Administrative Agent or any of its affiliates (each, an “Agent-Related Person”) has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Bank, including any Bank by assignment, represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder.  Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower.  Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of any Agent-Related Person.

13.3         Indemnification of Agent-Related Persons.  Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Bank shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided that no action taken in accordance with the directions of the Majority Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section shall survive termination of the Commitments, the payment of all other obligations of the Borrower, the Parent or any of their Subsidiaries under the Credit Agreement or any other Loan Document and the resignation of the Administrative Agent.

13.4         Excess Payments.  Except for payments made to or for the benefit of any Bank pursuant to the indemnity or additional compensation provisions of Section 5.3, Article VI, or Section 14.5, if any Bank shall receive, out of the assets of any Loan Party or otherwise, any payment on account of, (a) prior to any Pro Rata Distribution Event, its Committed Loans, and (b) after any Pro Rata Distribution Event, any Bank Obligations in excess of such Bank’s pro rata share of the total sums received by the Banks as payments on account of the Committed Loans or the Bank Obligations, as the case may be, whether the same be paid, received or applied voluntarily, involuntarily or by operation of law, by application of offset on any debt or otherwise, then such Bank shall purchase for cash from the other Banks an undivided interest in all the Committed Loans or the Bank Obligations, as the case may be, of the same class in an amount which shall result in each Bank receiving its pro rata share of such total sums; provided that if any such purchase is made and the excess payment (or portion thereof) requiring such purchase is thereafter recovered (in whole or in part) from the purchasing Bank, then such purchase shall be pro tanto rescinded and the applicable portion of the purchase price restored to the purchasing Bank, without interest.  The Borrower agrees that any Bank so purchasing an undivided interest from another Bank pursuant to this Section 13.4 may, to the fullest extent permitted by law, exercise all its rights of payment (including offset) with respect to such undivided interest as fully as if such Bank were the direct creditor of such Loan Party in the amount of such undivided interest.

13.5         Obligations Several.  The obligations of the Banks hereunder are several, and neither the Administrative Agent nor any Bank shall be responsible for the obligation of any other Bank hereunder, nor will the failure of any Bank to perform any of its obligations hereunder relieve the Administrative Agent or any other Bank from the performance of its obligations hereunder.  Nothing contained in this Agreement, and no action taken by the Banks or the Administrative Agent pursuant hereto or in connection with any other Loan Document, shall be deemed to constitute the Banks, together or with the Administrative Agent, a partnership, association, joint venture or other entity.

13.6         Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent upon thirty (30) days notice to the Banks.  If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor administrative agent for the Banks, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed).  If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrower, a successor administrative agent from among the Banks.  Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XIII and Sections 14.5 and 14.6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.  If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

13.7         Administrative Agent in Individual Capacity.  Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Banks.  The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.  With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Bank” and “Banks” include Bank of America in its individual capacity.

13.8         Notice to Holder of Notes.  The Administrative Agent may deem and treat the payees of the Notes as the owners thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof has been filed with the Administrative Agent.  Any request, authority or consent of any holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note.

13.9         Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

13.10       Funding Reliance.  (a)         Unless the Administrative Agent receives notice from a Bank by 11:00 a.m., Chicago time, on a proposed Borrowing Date that such Bank will not make available to the Administrative Agent an amount equal to its Percentage of the Borrowing on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent and, in reliance upon such assumption, make a corresponding amount available to the Borrower.  If and to the extent such Bank has not made such amount available to the Administrative Agent, such Bank and the Borrower jointly and severally agree to repay such amount to the Administrative Agent forthwith on demand, together with interest thereon at the interest rate applicable to Loans comprising such Borrowing or, in the case of any Bank which repays such amount within three Business Days, the Federal Funds Rate (together with such other compensatory amounts as may be determined by the Administrative Agent to be required to be paid by such Bank to the Administrative Agent pursuant to banking industry rules on interbank compensation).  Nothing set forth in this clause (a) shall relieve any Bank of any obligation it may have to make any Loan hereunder.

(b)           Unless the Administrative Agent receives notice from the Borrower prior to the due date for any payment hereunder that the Borrower does not intend to make such payment, the Administrative Agent may assume that the Borrower has made such payment and, in reliance upon such assumption, make available to each Bank its share of such payment.  If and to the extent that the Borrower has not made any such payment to the Administrative Agent, each Bank which received a share of such payment shall repay such share (or the relevant portion thereof) to the Administrative Agent forthwith on demand, together with interest thereon at the Base Rate (or, in the case of any Bank which repays such amount within three Business Days the Federal Funds Rate together with such other compensatory amounts as may be determined by the Administrative Agent to be required to be paid by such Bank to the Administrative Agent pursuant to banking industry rules on interbank compensation).  Nothing set forth in this clause (b) shall relieve the Borrower of any obligation it may have to make any payment hereunder.

13.11       Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations under the Credit Agreement or any other Loan Document that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the

Administrative Agent and their respective agents and counsel and all other amounts due the Banks and the Administrative Agent under Sections 5.1 and 14.5) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 5.1 and 14.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the obligations of the Borrower or any Subsidiary under this Agreement or any other Loan Document or the rights of any Bank or to authorize the Administrative Agent to vote in respect of the claim of any Bank in any such proceeding.

13.12       Arranger; Other Agents.  None of the Arranger, the Co-Syndication Agents, in such capacity, shall have any duties, obligations or liabilities to any of the parties to this Agreement.

ARTICLE XIV
MISCELLANEOUS

14.1         Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Majority Banks and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)           waive any condition set forth in Section 10.1 without the written consent of each Bank;

(b)           extend or increase the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 12.2) without the written consent of such Bank (except for any increase pursuant to Section 2.7 or for any extension pursuant to Section 2.8);

(c)           postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Banks (or any of them) or any scheduled or mandatory reduction of the Total Commitment hereunder or under any other Loan Document without the written consent of each Bank directly affected thereby;

(d)           reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (iii) of the second proviso to this Section 14.1) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Bank directly affected thereby; provided, however, that only the consent of the Majority Banks shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(e)           change Section 5.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Bank;

(f)            change any provision of this Section or the definition of “Majority Banks” or any other provision hereof specifying the number or percentage of Banks required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Bank; or

(g)           release the Parent from the Parent Guaranty;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) Section 14.10(i) may not be amended, waived or otherwise modified without the consent of each Granting Bank all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iii) the Fee Letter may only be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

14.2         Payment on Non-Business Days.  Except as provided in paragraph (B) of the definition of Loan Period, whenever any payment to be made hereunder by the Borrower shall be due on a day which is not a Business Day, then such payment shall be made on the next succeeding day on which the Administrative Agent is open at its address set forth on Schedule 1(b) for such purpose, unless such day would extend beyond the Commitment Termination Date, in which event such payment shall be made on the next preceding such day.

14.3         Further Assurances.  The Borrower agrees to do such further acts and things and to execute and deliver to the Administrative Agent such additional assignments, agreements, powers and instruments as the Administrative Agent reasonably may require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Administrative Agent and the Banks their respective rights, powers and remedies hereunder.

14.4         Notices, etc.

(a)           Except where telephonic instructions or notices are authorized herein to be given (and except as provided in subsection (b) below), all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and (except for financial statements pertaining to any Loan Party, which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by Federal Express or other reputable express mail service, or by facsimile (confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this Section 14.4 of the document sent by facsimile) and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 14.4; provided that notice by registered or certified mail shall be deemed to be given three (3) Business Days after it is so sent.  Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 14.4, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below in the case of the Borrower and on Schedule 1(b) in the case of the Administrative Agent and the Banks, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below or on Schedule 1(b), as the case may be:

If to the Borrower:

J.B. Hunt Transport, Inc.
615 J.B. Hunt Corporate Drive
Lowell, Arkansas 72745
Attention: Vice President, Treasurer
Telephone No.: (479) 820-8762
Facsimile No.: (479) 820-8896.

Anything herein to the contrary notwithstanding, notices from the Borrower pursuant to Sections 2.3, 4.1, 4.2 and 6.7 shall be effective, for purposes of this Agreement, only when actually received by all Persons to whom such notice is required to be sent or given.

(b)           Electronic Communications.  Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Bank if such Bank has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, the Parent, any Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, the Parent’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, the Parent, any Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

14.5         Costs, Expenses and Taxes.  Except as otherwise provided in the Fee Letter, the Borrower agrees to pay all costs and expenses of the Agent-Related Persons in connection with the negotiation, preparation, printing, reproduction, syndication, execution and delivery of this Agreement, each other Loan Document, any amendments, waivers or modifications of (or supplements to) any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, including the reasonable fees and out-of-pocket expenses of attorneys for the Agent-Related Persons relating thereto (as well as the reasonable fees and out-of-pocket expenses of attorneys retained by the Administrative Agent in connection with the routine administration of this Agreement and each other Loan Document), costs and expenses of the Agent-Related Persons relating to the publishing of announcements and related publicity relating to the transaction contemplated in this Agreement, and all costs and expenses (including attorneys’ fees and expenses), if any, in connection with the enforcement of this Agreement.  The Borrower additionally agrees to reimburse each Bank for all reasonable charges and disbursements of legal counsel and other expenses of enforcement for such Bank (including the allocated cost of staff counsel) arising in connection with any Event of Default if any Loan, interest thereon, or other amounts due hereunder payable to such Bank has not been paid when due, including the collection or enforcement of the Bank Obligations owing to such Bank.  In addition, the Borrower shall pay any and all stamp, transfer and other Taxes (other than

Excluded Taxes) payable or determined to be payable in connection with the execution and delivery of this Agreement, or any other Loan Document, or the making of any Extension of Credit, and agrees to save and hold harmless the Agent-Related Persons and each Bank from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such Taxes.

14.6         Indemnification.  The Borrower shall indemnify and hold harmless each Agent-Related Person, each Bank and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ fees) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or, in the case of each Agent-Related Person only, the administration of this Agreement and each Loan Document, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, the Parent, any of their Subsidiaries or any other Loan Party, or any environmental liability related in any way to the Borrower, the Parent, any of their Subsidiaries or any other Loan Party but, in each case, only to the extent that such claim against or liability of an Indemnitee is based upon or arises from the Indemnitee’s rights or obligations under any Loan Document, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date).  The Borrower shall not have any indemnity obligations to Indemnitees under this Section 14.6 for any amount, claim or loss for which an Indemnitee is otherwise directly liable to any other Indemnitee pursuant to Section 13.4 or 13.10.   All amounts due under this Section 14.6 shall be payable within ten (10) Business Days after demand therefor.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all the other obligations under this Agreement or any other Loan Document.

14.7         Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

14.8         Confirmations.  The Borrower and each holder of a Note agree from time to time, upon written request received by one from the other, to confirm to the other in writing (with a copy of each such confirmation to be delivered to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note; and each such holder agrees from time to time, upon written request received by it from the Borrower, to make the Notes held by it (including any schedule attached thereto) available for reasonable inspection by the Borrower at the office of such holder.

14.9         Binding Effect; Assignment.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided that neither the Borrower nor (except as, and to the extent, otherwise provided herein) any Bank may assign its rights hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without (a) in the case of any assignment by the Borrower, the prior written consent of all Banks, and (b) in the case of any assignment by a Bank, pursuant to Section 14.10.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns and, to the extent expressly provided herein, Participants.

14.10       Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Bank and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section, or (iv) to an SPC in accordance with the provisions of clause (h) of this Section.  Any other attempted assignment or transfer by any party hereto shall be null and void.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Bank may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Bank’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Bank or an Affiliate of a Bank or an Approved Fund (as defined in clause (g) of this Section) with respect to a Bank, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is then not in effect, the principal outstanding balance of the Loans of the assigning Banks subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (such consent of the Borrower not to be unreasonably withheld or delayed), provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Commitment must be approved by the Administrative Agent unless the Person that is the proposed assignee is itself a Bank, an Affiliate of such Bank or an Approved Fund with respect to such Bank (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation in the case of any assignment.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.3, 6.1, 6.4, 14.5 and 14.6 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Bank.  Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with clause (d) of this Section.

(c)           The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the office of the Administrative Agent a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this

Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or substantial change to the Loan Documents is pending, any Bank may request and receive from the Administrative Agent a copy of the Register.

(d)           Any Bank may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Bank’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Bank’s obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 14.1 that directly affects such Participant.  Subject to clause (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 6.1 and 6.4 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to clause (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 5.5 as though it were a Bank, provided such Participant agrees in writing to be subject to Section 5.4 as though it were a Bank, it being understood that, by signing a participation agreement, such Participant shall be deemed to have agreed to be subject to Section 5.4.

(e)           A Participant shall not be entitled to receive any greater payment under Section 6.1 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.   A Participant that would not be a US Person if it were a Bank shall not be entitled to the benefits of Section 5.3 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.3 as though it were a Bank.

(f)            Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Bank to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

(g)           Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)           As used herein, the following terms have the following meanings:

“Eligible Assignee” means (1) a Bank; (ii) an Affiliate of a Bank; (iii) an Approved Fund; and (iv) any other Person (other than a natural person) approved by (x) the Administrative Agent and (y) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (i) a Bank or (ii) an Affiliate of a Bank.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

(i)            Notwithstanding anything to the contrary contained herein, any Bank (a “Granting Bank”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Committed Loan that such Granting Bank would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Bank shall be obligated to make such Committed Loan pursuant to the terms hereof.  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 6.1), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Bank would be liable, it being understood that the Granting Bank shall remain liable for such indemnity or similar payment obligation and (iii) the Granting Bank shall for all purposes remain the Bank of record hereunder.  The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Committed Loan were made by such Granting Bank.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC in its capacity as a lender hereunder any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Bank and (ii) disclose, unless otherwise prohibited by the Exchange Act, on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

14.11       Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

14.12       GOVERNING LAW.  THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

14.13       CHOICE OF FORUM; CONSENT TO SERVICE OF PROCESS AND JURISDICTION.  ANY SUIT, ACTION OR PROCEEDING AGAINST ANY LOAN PARTY WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY A COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK, OR IN THE UNITED STATES COURTS LOCATED IN NEW YORK COUNTY, NEW YORK AS THE BANKS AND THE ADMINISTRATIVE AGENT IN THEIR DISCRETION MAY ELECT AND EACH SUCH LOAN PARTY HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING.  EACH LOAN PARTY HEREBY AGREES THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONSES IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK MAY BE BROUGHT UPON THE PROCESS AGENT, AND EACH SUCH LOAN PARTY HEREBY IRREVOCABLY APPOINTS THE PROCESS AGENT AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT IN THE NAME, PLACE AND STEAD OF THE BORROWER TO ACCEPT SUCH SERVICE OF ANY AND ALL SUCH WRITS, PROCESS AND SUMMONSES.  EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURT BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR ANY BANK BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER’S ADDRESS SET FORTH IN SECTION 14.4 HEREOF.  EACH LOAN PARTY HEREBY

IRREVOCABLY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS BROUGHT IN THE COURTS LOCATED IN NEW YORK COUNTY, NEW YORK, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14.14       WAIVER OF JURY TRIAL.  EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM OR RELATING TO ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

14.15       Headings.  Article and Section headings used in this Agreement are provided for convenience of reference only and shall not affect the construction of this Agreement.

14.16       ENTIRE AGREEMENT.  THE LOAN DOCUMENTS AND THE OTHER DOCUMENTS ENTERED INTO IN CONNECTION THEREWITH INCLUDING THIS AGREEMENT, THE NOTES, THE FEE LETTER, AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE BANKS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  EACH LOAN PARTY CERTIFIES THAT IT IS RELYING ON NO REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT EXCEPT FOR THOSE SET FORTH HEREIN AND IN THE OTHER LOAN DOCUMENTS.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

14.17       USA PATRIOT Act Notice.  Each Bank that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

14.18       Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or the Parent or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or the Parent.

For purposes of this Section, “Information” means all information received from the Borrower, the Parent or any of their Subsidiaries relating to the Borrower, the Parent or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by the Borrower, the Parent or any of their Subsidiaries, provided that, in the case of information received from the Borrower, the Parent or any of their Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Banks acknowledges that (a) the Information may include material non-public information concerning the Borrower, the Parent or any of their Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including Federal and state securities laws.

14.19       No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger, are arm’s-length commercial transactions between the Borrower, and each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger, and each other Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests  to the Borrower, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

J.B. HUNT TRANSPORT, INC.

By:
Name:
Title:

J.B. HUNT TRANSPORT SERVICES, INC.

By:
Name:
Title:

CREDIT AGREEMENT
Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:	Charles Graber
Title:	Vice President

BANK OF AMERICA, N.A., as a Bank

By:
Name:
Title:

CREDIT AGREEMENT
Signature Page

SCHEDULE 1(a)

TO SENIOR REVOLVING CREDIT FACILITY

BANKS’ COMMITMENTS

Bank	Commitment	Percentage

Bank of America, N.A.	$35,000,000.00	13.0000%

SunTrust Bank	$27,000,000.00	11.0000%

LaSalle Bank National Association	$27,000,000.00	11.0000%

Deutsche Bank AG New York Branch	$27,000,000.00	11.0000%

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$27,000,000.00	11.0000%

JPMorgan Chase Bank, N.A.	$27,000,000.00	11.0000%

U.S. Bank National Association	$20,000,000.00	8.0000%

UBS Loan Finance LLC	$20,000,000.00	8.0000%

Regions Bank	$20,000,000.00	8.0000%

Branch Banking and Trust Company	$20,000,000.00	8.0000%

TOTAL	$250,0000,000.00	100.0000%

1(a)-1

SCHEDULE 1(b)
TO SENIOR REVOLVING CREDIT FACILITY

BANKS’ ADDRESSES

[TO BE UPDATED WITH NEW ADMIN FORMS]

BANK OF AMERICA, N.A.

Administrative Agent’s Office

(for payments and requests for Requests for Credit Extensions)

Bank of America, N.A.,

101 N. Tryon Street, 15th Floor
Charlotte, NC  28255

Attention:  Robert Lloyd

Telephone No.:  704-387-3615

Facsimile No.:  704-719-8311

Email:  robert.l.lloyd@bankofamerica.com

Payment Instructions:

Bank of America, N.A.

New York, New York

ABA:  026009593

Account No.:  1366212250600

Attention:  Corporate Credit Support

Reference:  J.B. Hunt Transport, Inc.

All Other Notices as Administrative Agent and other Credit Matters:

Bank of America, N.A.,

Mailcode:  CA5-701-05-19
1455 Market Street, 5th Floor
San Francisco, CA  94103

Attention:  Charles Graber

Telephone No.:  415-436-3495
Facsimile No.:  415-503-5006
Email: charles.graber@bankofamerica.com

With a copy to:

Bank of America, N.A.

Mailcode:  IL1-231-10-10

231 South LaSalle Street, 10th Floor

Chicago, IL 60697

Attention:  Brian Lukehart

Telephone No.:   312-828-6883

Email: brian.lukehart@bankofamerica.com

1(b)-1

SUNTRUST BANK

Credit Contact

201 4th Avenue, North

TN-Nashville-1937

Nashville, Tennessee  37219

Attention:  Bill Crawford

Telephone:  615-748-4629

Facsimile:  615-748-4269

Email:  bill.crawford@suntrust.com

Operations Contact

303 Peachtree Street

GA-Atlanta-1941

Atlanta, Georgia  30308

Attention:  Simone Hendricks

Telephone:  404-588-7077

Facsimile:  404-230-1940

Email:  simone.hendricks@suntrust.com

LASALLE BANK NATIONAL ASSOCIATION

Credit Contact

3343 Peachtree Road NE, Suite 500

Atlanta, Georgia  30326

Attention:  Nick Weaver, Senior Vice President

Telephone:  404-732-1235

Facsimile:  404-732-1265

Email:  nick.weaver@abnamro.com

Operations Contact

135 S. LaSalle Street, Suite 1425

Chicago, Illinois  60603

Attention:  Candy Danckaert

Telephone:  312-904-4534

Facsimile:  312-821-8710

Email:  candy.danckaert@abnamro.com

1(b)-2

DEUTSCHE BANK AG NEW YORK BRANCH

Credit Contact

60 Wall Street

New York, New York  10005

Attention:  Oliver Schwarz

Telephone:  212-250-8610

Facsimile:  212-797-4420

Email:      oliver.schwarz@db.com

Operations Contact

90 Hudson Street, JCY05-0601

Jersey City, New Jersey  07302

Attention:  Cheryl Mandelbaum

Telephone:  201-593-2231

Facsimile:  201-593-2313

Email:  cheryl.mandelbaum@dm.com

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

Credit Contact

2001 Ross Avenue, #3150

Dallas, Texas  75201

Attention:  Douglas M. Barnell

Telephone:  214-954-1240

Facsimile:  214-954-1007

Email:  dbarnell@us.mufg.jp

Operations Contact

New Jersey

Attention:  Jimmy Yu

Telephone:  201-413-8566

Facsimile:  201-521-2338

Email:  jyu@us.mufg.jp

1(b)-3

JPMORGAN CHASE BANK, N.A.

Credit Contact

270 Park Avenue, 4th Floor

New York, New York  10017

Attention:  Tony Yung, Vice President

Telephone:  212-270-0586

Facsimile:  212-270-5100

Email:  tony.yung@jpmorgan.com

Operations Contact

1111 Fannin St. 10th Floor

Houston, Texas  77002

Attention:  Brandi Underwood

Telephone:  713-750-7923

Facsimile:  713-750-2938

Email:  brandi.underwood@jpmorgan.com

REGIONS BANK

Credit Contact

417 North 20th Street

Birmingham, Alabama  35203

Attention:  Jay Ingram

Telephone:  205-244-2772

Facsimile:  205-326-7788

Email:        jay.ingram@regions.com

Operations Contact

201 Milan Parkway

Birmingham, Alabama  35211

Attention:  Stephanie Reid

Telephone:  205-420-7736

Facsimile:  205-801-5250

Email:        sncservices@regions.com

1(b)-4

BRANCH BANKING AND TRUST COMPANY

Credit Contact

200 West Second Street, 16th Floor

Winston-Salem, North Carolina  27101

Attention:  Cory Boyte

Telephone:  336-733-2719

Facsimile:  336-733-2740

Email:  cboyte@bbandt.com

Operations Contact

200 West Second Street, 16th Floor

Winston-Salem, North Carolina  27101

Attention:  Liz Holder

Telephone:  336-733-2728

Facsimile:  336-733-2740

Email:  lholder@bbandt.com

UBS LOAN FINANCE LLC

Credit Contact

677 Washington Boulevard, 6th Floor South

Stamford, Connecticut  06901

Attention:   Deborah Porter

Telephone:  203-719-6391

Facsimile:  203-719-3888

Email:  deborah.porter@ubs.com

Operations Contact

677 Washington Boulevard, 6th Floor South

Stamford, Connecticut  06901

Attention:   Deborah Porter

Telephone:  203-719-6391

Facsimile:  203-719-3888

Email:  deborah.porter@ubs.com

1(b)-5

U.S. BANK NATIONAL ASSOCIATION

Credit Contact

One U.S. Bank Plaza, SL-MO-T12M

Saint Louis, Missouri  63101

Attention:  Joseph P. Howard

Telephone:  314-418-8247

Facsimile:  314-418-3859

Email:  joseph.howard@usbank.com

Operations Contact

400 City Center

Oshkosh, Wisconsin  54901

Attention:  Connie Sweeney

Telephone:  920-237-7604

Facsimile:  920-237-7993

Email:  connie.sweeney@usbank.com

1(b)-6

SCHEDULE 2

TO SENIOR REVOLVING CREDIT FACILITY

ENVIRONMENTAL MATTERS

None.

2-1

SCHEDULE 3

TO SENIOR REVOLVING CREDIT FACILITY

FINANCIAL STATEMENTS, NO

LITIGATION AND CONTINGENT LIABILITIES

Financial Statements

The Parent’s Consolidated Balance Sheets dated December 31, 2006 and 2005; the Parent’s Consolidated Statements of Earnings for the years ended December 31, 2006, 2005, and 2004; the Parent’s Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2006, 2005, and 2004: the Parent’s Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005, and 2004; and the Notes to Consolidated Financial Statements all incorporated by reference from the Parent’s Form 10-K dated December 31, 2006, filed February 28, 2007.

No Litigation; Material Contingent Liabilities

None.

3-1

SCHEDULE 4

TO SENIOR REVOLVING CREDIT FACILITY

LIENS

Liens attached to 7,259 Wabash trailers securing the $100 million Term Loan Agreement with SunTrust Bank.

4-1

SCHEDULE 5

TO SENIOR REVOLVING CREDIT FACILITY

SUBSIDIARIES

PARENT

J.B. Hunt Transport, Inc., a Georgia corporation

J.B.  Hunt Corp., a Delaware corporation

J.B.  Hunt Logistics, Inc., an Arkansas corporation

L.A. Inc., an Arkansas corporation

FIS, Inc., a Nevada corporation

Hunt Mexicana, S.A. de C.V., a Mexican corporation

BORROWER

JBH Receivables LLC, a Delaware limited liability corporation

5-1

SCHEDULE 6

TO SENIOR REVOLVING CREDIT FACILITY

PRICING MATRIX

Pricing Tier	Facility Fee	Eurodollar Margin	Utilization Fee	Base Rate Margin

I	0.050%	0.150%	0.050%	0.000%
II	0.060%	0.190%	0.050%	0.000%
III	0.070%	0.280%	0.050%	0.000%
IV	0.100%	0.400%	0.100%	0.000%
V	0.125%	0.500%	0.125%	0.000%
VI	0.200%	0.675%	0.125%	0.250%

where Pricing Tier equals the applicable Rating Tier.  As of the Effective Date, the applicable Pricing Tier will be [Rating Tier III].  A change in the applicable Pricing Tier will become effective as of the opening of business on the day on which such change in the Rating Tier becomes effective.  The Borrower shall immediately notify the Administrative Agent of such change.  The applicable Rating Tier shall be determined as follows:

Rating Tier	Ratings
I	A+/A1 or better
II	A/A2 to A-/A3
III	BBB+/Baal
IV	BBB/Baa2
V	BBB-/Baa3
VI	below BBB-/Baa3

where:

1.                                        Ratings means the public rating, if any, assigned to the Parent’s senior, unsecured and unsupported long-term debt by S&P or Moody’s or any other nationally recognized debt rating agency, as the case may be.

2.                                       If the ratings of such debt rating agencies do not fall within the same Rating Tier then the higher Rating Tier shall apply.

3.                                       In the event a rating is not available from more than one debt rating agency, then the Rating Tier including the one available rating shall apply.

4.                                       Utilization Fee applies if usage is greater than 50%.

6-1

EXHIBIT A

NOTE

                                , 200
New York, New York

FOR VALUE RECEIVED, the undersigned, J.B. Hunt Transport, Inc., a Georgia corporation (the “Borrower”), hereby promises to pay to the order of                           (the “Bank”), on the dates set forth in the Credit Agreement hereinafter referred to, the aggregate unpaid principal amount of the Committed Loans (as defined in such Credit Agreement) as may be borrowed by the Borrower from the Bank under the Credit Agreement.  The Borrower may borrow, repay and reborrow hereunder in accordance with the provisions of the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Borrower’s Committed Loans from time to time outstanding from the date hereof until payment in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement.  Said interest shall be payable on each date provided for in the Credit Agreement; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

All payments of principal and interest under this Note shall be made in immediately available funds at the office of Bank of America, N.A.  (the “Administrative Agent”) at 101 N.  Tryon Street, Charlotte, North Carolina 28255, or at such other place as the Administrative Agent shall notify the Borrower in writing.

This Note is one of the Notes referred to in, and is subject to the terms and provisions of, the Senior Revolving Credit Facility Agreement, dated as of March 29, 2007 (as amended or modified and in effect from time to time, the “Credit Agreement”), by and among the Borrower, J.B. Hunt Transport Services, Inc., the various financial institutions (including the Bank) party thereto and Bank of America, N.A., as Administrative Agent, to which Credit Agreement reference is hereby made for a statement of said terms and provisions.

Except as expressly otherwise provided in the Credit Agreement, the Borrower expressly waives (to the extent permitted by Applicable Law (as defined in the Credit Agreement)) any presentment, demand, protest or notice (including notice of acceleration and intent to accelerate) in connection with this Note.

THIS NOTE IS MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

Address:	J.B. HUNT TRANSPORT, INC.

615 J.B. Hunt Corporate Drive	By:
Lowell, Arkansas 72745	Name:
Title:

A-1

LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Loan Made	Type of Loan & Applicable Interest Rate	Loan Period	Amount of Principal Repaid	Unpaid Principal Balance	Notation Made By

The aggregate unpaid principal amount shown on this schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Note.  The failure to record the date and amount of any Committed Loan on this schedule shall not, however, limit or otherwise affect the Borrower’s obligations under the Credit Agreement or under this Note to repay the principal amount of the Borrower’s Committed Loans together with all interest accruing thereon, nor shall such failure affect the Borrower’s or any other Loan Party’s obligations under any other Loan Document.

A-2

EXHIBIT B

EXTENSION OF CREDIT REQUEST

Bank of America, N.A., as Administrative Agent
Credit Services Servicing Unit
101 N. Tryon Street, NC1-001-15-04
Charlotte, North Carolina 28255

Attention: Kathy Mumpower
Telephone No.: (704) 386-3767
Facsimile No.: (704) 409-0070

Re:                               Senior Revolving Credit Facility Agreement, dated as of March 29, 2007 (as amended or modified and in effect from time to time, the “Credit Agreement”), by and among J.B. Hunt Transport, Inc. (the “Borrower”), J.B. Hunt Transport Services, Inc. (the “Parent”), the various financial institutions party thereto and Bank of America, N.A., as Administrative Agent

Gentlemen/Ladies:

Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

A.            Borrowings, Conversions or Continuations.  The Borrower hereby requests (select one):

☐  A Borrowing of Committed Loans              ☐  A conversion or continuation of Loans

1.             On _________________________ (a Business Day).

2.             In the amount of $_______________.

3.             Comprised of ______________________________.

[Type of Committed Loan requested]

4.             For Eurodollar Rate Loans:  with a Loan Period of ____________ months.

B.            Total Outstandings.  The undersigned represents and warrants that immediately following the making of the Extension(s) of Credit requested above,

(1)           the aggregate principal amount of all outstanding Committed Loans will be $_________, which is equal to or less than the Total Commitment of $_________.

B-1

C.            Proceeds.  The proceeds of the Loans will be used for the following:

__________________________.

D.            Other Representations and Warranties.  The Borrower hereby expressly confirms the representations and warranties deemed to be made by operation of Section 11.1 of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered by its duly authorized officer this __ day of ______________, 200__.

J.B. HUNT TRANSPORT, INC.

By:
Name:
Title:

B-2

EXHIBIT C

PARENT GUARANTY

THIS PARENT GUARANTY (this “Guaranty”) is made by the undersigned J.B. HUNT TRANSPORT SERVICES, INC., an Arkansas corporation, on this 29th day of March, 2007.  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

WHEREAS, J.B. Hunt Transport, Inc., a Georgia corporation, as borrower (the “Borrower”), J.B. Hunt Transport Services, Inc., an Arkansas corporation, as the parent of the Borrower (the “Parent”) and Bank of America, N.A., as Administrative Agent and the financial institutions party thereto (all of such institutions, and all of their successors and assigns, collectively referred to as the “Banks” and individually referred to as a “Bank”) have entered into the Senior Revolving Credit Facility Agreement dated as of March 29, 2007 (as it may be amended or modified and in effect from time to time, the “Credit Agreement”) pursuant to which the Banks have agreed to make certain extensions of credit to the Borrower;

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the undersigned execute and deliver this Guaranty to the Administrative Agent for the benefit of the Banks and the Administrative Agent;

NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to the Borrower under the Credit Agreement (together with all promissory notes or drafts issued thereunder and any other agreements, instruments, or documents now or hereafter entered into in connection with any of the foregoing, the “Loan Documents”) by the Banks, the undersigned hereby unconditionally guarantees the full and prompt payment in cash in full when due, whether by acceleration or otherwise, and at all times thereafter, of all monetary obligations of the Borrower to the Administrative Agent and each Bank, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, or now or hereafter existing or due or to become due under or in connection with the Loan Documents, including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. § 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. § 502(b) and § 506(b), in each case as the same may be amended, modified, extended or renewed from time to time (all such monetary obligations being hereinafter collectively called the “Liabilities”), and the undersigned further agrees to pay all reasonable expenses (including attorneys’ fees and legal expenses) paid or incurred by the Administrative Agent or any Bank in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty.

The undersigned agrees that, in the event of the dissolution or insolvency of the Borrower or the undersigned, or the inability or failure of the Borrower or the undersigned to pay debts as they become due, or an assignment by the Borrower or the undersigned for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower or the undersigned under any bankruptcy, insolvency or similar law, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the undersigned will pay to the Administrative Agent forthwith the full amount which would be payable hereunder by the undersigned if all Liabilities were then due and payable.

This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty of payment, and not a guaranty of collection, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the undersigned or that at any time or from time to time all Liabilities may have been paid in full and the Commitments of the Banks terminated), until all Liabilities (including any extensions or renewals of any thereof) and all interest thereon and all expenses (including attorneys’ fees and legal expenses) paid or incurred by the Administrative Agent or any Bank in endeavoring to collect the Liabilities and in enforcing this Guaranty shall have been finally paid in full in cash.

The undersigned further agrees that, if at any time all or any part of any payment theretofore applied by the Administrative Agent or any Bank to any of the Liabilities is or must be rescinded or returned for any reason whatsoever (including the, insolvency, bankruptcy or reorganization of the Borrower), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall continue to be effective or be reinstated, as the case may he, as to such Liabilities, all as though such application had not been made.

The Administrative Agent and each Bank may, from time to time, at its sole discretion and without notice to or consent of the undersigned, take any or all of the following actions without impairing the obligation of the undersigned under this Guaranty: (a) retain or obtain a lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew for one or more periods (whether or not longer than the original period), alter, modify, amend or exchange any of the Liabilities, or release or compromise any obligation of undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities or the Loan Documents, and (d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.  The Administrative Agent or any Bank may, from time to time in its sole discretion and without notice to the undersigned, resort to the undersigned for payment of any of the Liabilities, whether or not the Administrative Agent or such Bank (i) shall have resorted to any property securing any of the Liabilities or any obligation hereunder or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in this paragraph being hereby expressly waived by the undersigned to the extent permitted by Applicable Law).

Any amount received by the Administrative Agent or the Banks from whatsoever source on account of the Liabilities shall be applied in reduction of the Liabilities in such order of application as the Banks may from time to time agree.

The undersigned hereby irrevocably waives, to the extent permitted by Applicable Law and until the Liabilities have been paid in full in cash and the Commitments have been terminated, any claim or other right which it may now possess or hereafter acquire against the Borrower that may arise from the existence, payment, performance, or enforcement of the undersigned’s obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy of the Administrative Agent or any Bank against the Borrower or any collateral which the Administrative Agent or any Bank now has or hereafter acquires, whether or not such claim, remedy, or right arises in equity, or under contract, statute, or common law, including the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by setoff or in any manner, payment or security on account of such claim or other right.  If any amount shall be paid to the undersigned in violation of the preceding sentence and the Liabilities shall not have been paid in cash in full, such amount shall be deemed to have been paid to the undersigned for the benefit of, and held in trust for, the Administrative Agent and each Bank, and shall forthwith be paid to the Administrative Agent for the benefit of the Administrative Agent and each Bank to be credited and applied to the Liabilities, whether matured or unmatured.  The undersigned acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

The undersigned hereby expressly waives, to the extent permitted by Applicable Law: (a) notice of the acceptance by the Administrative Agent or any of the Banks of this Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon the Liabilities or any portion thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

The creation or existence, with or without notice to or consent of the undersigned, from time to time of Liabilities in excess of the amount to which the right of recovery under this Guaranty is limited shall not in any way affect or impair the rights of the Administrative Agent and the Banks and the obligations of the undersigned under this Guaranty.

Upon any assignment or transfer from time to time by any Bank of all or any portion of the Liabilities owed to such Bank pursuant to the provisions of Section 14.10 of the Credit Agreement, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the original Bank to which such assigned or transferred Liabilities were owed.  Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent in accordance with Section 13.6 of the Credit Agreement, such successor Administrative Agent shall succeed to and become vested with all of the rights, powers, privileges and obligations hereunder of Bank of America in its capacity as Administrative Agent (or any successor of Bank of America hereunder, as the case may be) and Bank of America (or any successor of Bank of America hereunder, as the case may be) shall be discharged from any obligations it may have hereunder.

No delay on the part of the Administrative Agent or any Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon any Bank except as expressly set forth in a writing duly signed and delivered on behalf of such Bank.  No action of the Administrative Agent or any Bank permitted hereunder shall in any way affect or impair the rights of the Administrative Agent or such Bank or the obligations of the undersigned under this Guaranty.  For the purposes of this Guaranty, Liabilities shall include all obligations of the Borrower to the Administrative Agent and each of the Banks under and in connection with the Loan Documents, notwithstanding any defense, offset or counterclaim (whether based on commercial tort or any other theory) which the Borrower or the undersigned may have against any Bank or the Administrative Agent, including any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder.  The obligations of the undersigned under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the undersigned.  The undersigned hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

The undersigned hereby warrants and represents to the Administrative Agent and the Banks that the undersigned now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Borrower.  The Administrative Agent and the Banks shall have no duty or responsibility to provide the undersigned with any credit or other information concerning the affairs, financial condition or business of the Borrower which may come into the Administrative Agent’s or any Bank’s possession.

The undersigned hereby further warrants and represents to the Administrative Agent and the Banks that (a) the execution and delivery of this Guaranty, and the performance by the undersigned of its obligations hereunder, are within the corporate right, power, authority and capacity of the undersigned and have been duly authorized by all necessary corporate action on the part of the undersigned, and (b) this Guaranty has been duly executed and delivered on behalf of the undersigned and is the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors’ or secured creditors’ rights generally), the making and performance of which do not and will not contravene or conflict with the charter or by-laws of the undersigned or violate or constitute a default under any law, any presently existing requirement or restriction imposed by any judicial, arbitral or governmental instrumentality or any agreement, instrument or indenture by which the undersigned is bound.

The undersigned further warrants and represents that it has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its respective debts as they mature, and it now owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its existing debts.

The undersigned hereby covenants and agrees that, without the prior written consent of the Banks, it will not (a) sell, transfer, assign, pledge or convey (other than to the Borrower) any shares of the capital stock of any Subsidiary of the undersigned or (b) sell, transfer, assign or convey (other than in the ordinary course of business or in connection with Permitted Liens granted thereon) any property or asset of the undersigned.

Anything else in this Guaranty notwithstanding, the undersigned shall be liable under this Guaranty only for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the undersigned, voidable under applicable law relating to fraudulent obligations, fraudulent conveyance or fraudulent transfer, and not for any greater amount.

All payments by the undersigned to any recipient (each, a “Recipient”) hereunder shall be made without setoff or counterclaim and free and clear of, and without withholding or deduction for or on account of, any present or future Taxes (other than Excluded Taxes) now or hereafter imposed on such Recipient or its income, property, assets or franchises (such Recipient’s “Recipient Taxes”), except to the extent that such withholding or deduction (a) is required by Applicable Law, (b) results from the breach by such Recipient of its Exemption Agreement, if any, (c) would not be required if such Recipient’s Exemption Representation were true, or (d) would not be required if such Recipient’s appropriate Internal Revenue Service form specified in Section 5.3(b) of the Credit Agreement claiming complete exemption were true and accurate at the time of the delivery thereof.  If any such withholding or deduction is required by Applicable Law, the undersigned will:

(i)            pay to the relevant authorities the full amount so required to be withheld or deducted when and as the same shall become due and payable to such authorities;

(ii)           promptly forward to the Administrative Agent and each affected Bank an official receipt or other documentation satisfactory to the Administrative Agent or such Bank evidencing such payment to such authorities; and

(iii)          except to the extent that such withholding or deduction (A) is for Excluded Taxes, (B) results from the breach by a Recipient of its Exemption Agreement, if any, (C) would not be required if such Recipient’s Exemption Representation were true or (D) would not be required if such Recipient’s appropriate Internal Revenue Service form specified in Section 5.3(b) of the Credit Agreement claiming complete exemption were true and accurate at the time of the delivery thereof, pay to the Administrative Agent for the account of the relevant Recipient such additional amount as is necessary to ensure that the net amount actually received by each Recipient will equal the full amount such Recipient would have received had no such withholding or deduction been required.

Upon the occurrence of any Default described in Section 12.1 (f) or Section 12.1(g) of the Credit Agreement, or of any acceleration of the Notes pursuant to Section 12.2 of the Credit

Agreement, each Bank is hereby authorized, at any time and from time to time, without notice to the undersigned (any such notice being expressly waived by the undersigned to the fullest extent permitted by Applicable Law), to the fullest extent permitted by Applicable Law, to set off, to exercise any banker’s lien or any other right of attachment or garnishment and apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held and other indebtedness at any time owing by such Bank to or for the account of the undersigned against any and all Bank Obligations owing by any Loan Party held by such Bank (subject to the provisions of Section 13.4 of the Credit Agreement), whether or not such Bank has made any demand under or with respect to any of such Bank Obligations and although such Bank Obligations may be unmatured.  Promptly following such action, each such Bank shall give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice thereof to the undersigned and each Bank, but failure to do so shall not impair the effect of such action.  Subject to the foregoing provisions of this paragraph, the rights of the Banks under this paragraph are in addition to, in augmentation of, and do not derogate from or impair, any other right and remedy (including any right of setoff) which the Banks may have.

This Guaranty shall be binding upon the undersigned, and upon the successors and assigns of the undersigned.  The undersigned may not assign any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and the Banks.

THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.  Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

THE UNDERSIGNED HEREBY EXPRESSLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

ANY SUIT, ACTION OR PROCEEDING AGAINST THE UNDERSIGNED WITH RESPECT TO THIS GUARANTY OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK OR IN THE UNITED STATES COURTS LOCATED IN NEW YORK COUNTY, NEW YORK AS THE ADMINISTRATIVE AGENT AND THE BANKS IN THEIR DISCRETION MAY ELECT AND THE UNDERSIGNED HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING.  THE UNDERSIGNED HEREBY AGREES THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONSES IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK MAY BE SERVED UPON THE PROCESS AGENT, AND THE UNDERSIGNED HEREBY IRREVOCABLY APPOINTS THE PROCESS AGENT AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT IN THE NAME, PLACE AND STEAD OF THE UNDERSIGNED TO ACCEPT SUCH SERVICE OF ANY AND ALL SUCH WRITS, PROCESS AND SUMMONSES.  THE UNDERSIGNED HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURT BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR ANY BANK BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE UNDERSIGNED’S ADDRESS SET FORTH NEXT TO ITS SIGNATURE BELOW.  THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE LOAN DOCUMENTS BROUGHT IN THE COURTS LOCATED IN NEW YORK COUNTY, NEW YORK, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

J.B. HUNT TRANSPORT SERVICES, INC.

By:
Name:
Title:

Address:

615 J.B. Hunt Corporate Drive
Lowell, Arkansas 72745

EXHIBIT D-1

OFFICER’S CERTIFICATE
J.B. HUNT TRANSPORT, INC.

The undersigned, __________________, ____________________(1) of J.B. Hunt Transport, Inc., a Georgia corporation (the “Borrower”), pursuant to that certain Senior Revolving Credit Facility Agreement, dated as of March 29, 2007 (the “Credit Agreement”), by and among the Borrower, J.B. Hunt Transport Services, Inc. (the “Parent”), the various financial institutions party thereto and Bank of America, N.A., as Administrative Agent, does hereby certify as follows:

(i)                                   attached hereto as Attachment A is a true, correct and complete copy of the Certificate of Incorporation of the Borrower and each amendment, if any, thereto, as filed with the Secretary of State of the State of Georgia;

(ii)                                attached hereto as Attachment B is a true, correct and complete copy of resolutions duly adopted at a meeting of the Board of Directors of the Borrower convened and held on March __, 2007, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect;

(iii)                             attached hereto as Attachment C is a true, correct and complete copy of the Bylaws of the Borrower as in effect on the date hereof,

(iv)                            the persons named below, constituting the only persons executing, on behalf of the Borrower, the Credit Agreement and each other document delivered in connection therewith to which the Borrower is a party, were when executing such documents, and have been at all times since, to and including the date hereof, duly elected or appointed and qualified officers of the Borrower, holding the offices and having the signatures set forth opposite their names below:

Name	Office	Signature

(v)                               no event or events have occurred and are continuing since December 31, 2006 and no condition exists which has had or could reasonably be expected to have a Materially Adverse Effect, except as disclosed in the Credit Agreement; and

(vi)                            the representations and warranties on the part of the Borrower contained in the Credit Agreement are true and correct in all material respects as of the date hereof.

(1)   President, Vice President, Treasurer, Secretary, or Assistant Secretary.

D1-1

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement.

I hereby certify that ____________ is the duly elected or appointed and qualified ___________ of the Borrower and that the signature immediately above is his (her) signature.

Name:
Title:

D1-2

EXHIBIT D-2

OFFICER’S CERTIFICATE
J.B. HUNT TRANSPORT SERVICES, INC.

The undersigned, ___________________, _______________________(2) of J.B. Hunt Transport Services, Inc., an Arkansas corporation (the “Company”), pursuant to that certain Senior Revolving Credit Facility Agreement, dated as of March 29, 2007 (the “Credit Agreement”), by and among J.B. Hunt Transport, Inc., a Georgia corporation (the “Borrower”), the Company, the various financial institutions party thereto and Bank of America, N.A., as Administrative Agent, does hereby certify as follows:

(i)                                   attached hereto as Attachment A is a true, correct and complete copy of the Certificate of Incorporation of the Company and each amendment, if any, thereto, as filed with the Secretary of State of the State of Arkansas;

(ii)                                attached hereto as Attachment B is a true, correct and complete copy of resolutions duly adopted at a meeting of the Board of Directors of the Company convened and held on March __, 2007, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect;

(iii)                             attached hereto as Attachment C is a true, correct and complete copy of the Bylaws of the Company as in effect on the date hereof;

(iv)                            the persons named below, constituting the only persons executing, on behalf of the Company, the Loan Documents (as defined in the Credit Agreement) to which the Company is a party, were when executing such documents, and have been at all times since, to and including the date hereof, duly elected or appointed and qualified officers of the Company, holding the offices and having the signatures set forth opposite their names below:

Name	Office	Signature

(v)                               no event or events have occurred and are continuing since December 31, 2006 and no condition exists which has had or could reasonably be expected to have a Materially Adverse Effect, except as disclosed in the Credit Agreement; and

(vi)                            the representations and warranties on the part of the Company contained in the Parent Guaranty are true and correct in all material respects as of the date hereof.

(2)             President, Vice President, Treasurer, Secretary, or Assistant Secretary.

D2-1

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement.

I hereby certify that ____________ is the duly elected or appointed and qualified ___________ of the Borrower and that the signature immediately above is his (her) signature.

Name:

Title:

D2-2

EXHIBIT E

FORM OF OPINION

FROM MITCHELL, WILLIAMS, SELIG, GATES & WOODYARD, P.L.L.C.

[TO BE INSERTED]

E-1-1

EXHIBIT F

COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 8.1 of the Senior Revolving Credit Facility Agreement, dated as of March 29, 2007 (as from time to time amended, modified or supplemented, the “Credit Agreement”), by and among J.B. Hunt Transport, Inc. (the “Borrower”), J.B. Hunt Transport Services, Inc. (the “Parent”), the various financial institutions party thereto and Bank of America, N.A., as Administrative Agent.  Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

1.             The Parent hereby certifies and warrants that as of the date of this Compliance Certificate, except as described below, no Default exists or is continuing.  The Parent further certifies and warrants that, as of the dates set forth below:

(a)                                   As of the last day of the last Fiscal Quarter, Permitted Investments other than Permitted Investments under paragraphs (a)-(i) in the definition thereof were approximately, and in any event not more than, $             , which amount, together with the amount of all Guaranties (other than Guaranties by the Parent of Indebtedness of the Borrower), is less than 10% of Net Worth ($                       );

(b)                                  At                        , 200  , the Debt to Cash Flow Ratio was approximately                        , and in any event not greater than, 3.00 to 1.00, computed as follows:

Total Indebtedness	$

Total Cash Flow:	$
Net Income ($ ), plus
Interest Expense ($ ), plus
taxes ($ ), plus depreciation
and amortization ($ ), plus
Rentals ($ )

(c)                                   At                        , 200  , the Fixed Charge Coverage Ratio was approximately                        , and in any event not less than, 1.25 to 1.0, computed as follows:

Net Income ($ ), plus
taxes ($ ), plus Interest
Expense ($ ), plus
Rentals ($ ):	$

Interest Expense ($ ),
plus Rentals ($ ):	$

F-1

2.                                        A Default exists as follows:

(a)                                   Nature of Default:

.

(b)                                  Period of existence of Default:

(c)                                   Action which the Borrower or the Parent, as applicable, is taking and proposes to take with respect to the Default:

In witness whereof, the Parent has caused this Compliance Certificate to be executed and delivered, and the certifications and warranties contained herein to be made, by the President of the Parent or other officer specified below, this            day of                  , 200   .

J.B. HUNT TRANSPORT SERVICES, INC.
By:
Name:
Title:

F-2

EXHIBIT G

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the revolving credit facility and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________	[and is an Affiliate/Approved Fund of [identify Bank](3)]

3.	Borrower(s):	______________________________

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.

Credit Agreement: Credit Agreement, dated as of ________, 2005, among J.B. HUNT TRANSPORT, INC., J.B. HUNT TRANSPORT SERVICES, INC., the Banks from time to time party thereto, and Bank of America, N.A., as Administrative Agent

(3)             Select as applicable.

6.	Assigned Interest:

Aggregate Amount of Commitment for all Banks*	Amount of Commitment Assigned*	Percentage Assigned of Commitment(4)	CUSIP Number
$	$	%
$	$	%
$	$	%

[7.	Trade Date:	](5)

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

*                    Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(4)             Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks thereunder.

(5)             To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and](6) Accepted:
BANK OF AMERICA, N.A., as
 Administrative Agent

By:
Title:

[Consented to:](7)

By:
Title:

(6)             To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(7)             To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1.          Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim created by it and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.          Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank, and (v) if it is a non-US Bank, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the

Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.